                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /x/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /x/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                      First Community Financial Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                     FIRST COMMUNITY FINANCIAL GROUP, INC.
                          721 College Street, S.E.
                         P.O. Box 3800 (98509-3800)
                              Lacey, WA 98503

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

    NOTICE IS HEREBY GIVEN that pursuant to the call of its directors, the regular Annual Meeting of Shareholders of First Community Financial Group, Inc. will be held at the Holiday Inn Select, 2300 Evergreen Park Drive, Olympia, Washington on Wednesday, May 7, 1997, at 6:00 p.m., for the purpose of considering and voting upon the following matters:

    1. ELECTION OF DIRECTORS. To elect three Directors for a term of three years expiring in the year 2000, or until their successors have been elected and qualified.

    2. WHATEVER OTHER BUSINESS as may properly be brought before the meeting or any adjournment of the meeting.

    Only those shareholders of record at the close of business on March 31, 1997, will be entitled to notice of, and to vote at the meeting.

                                           BY ORDER OF THE BOARD OF DIRECTORS

Lacey, Washington                              Lori L. Fobes
March 31, 1997                                 Secretary

IMPORTANT: An affirmative vote of the holders of a majority of the outstanding shares is required to approve Item 1. The prompt return of proxies will save FCFG the expense of further requests for proxies. You are urged to SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. If you do attend the meeting, you may then withdraw your Proxy. Any person giving a Proxy may revoke it prior to its exercise.

                     FIRST COMMUNITY FINANCIAL GROUP, INC.
                           721 College Street, S.E.
                          P.O. Box 3800 (98509-3800)
                                Lacey, WA 98503

                                PROXY STATEMENT

    This Proxy Statement and the accompanying Proxy are being first sent to shareholders on or about March 31, 1997, for use in connection with the Annual Meeting of Shareholders of First Community Financial Group, Inc. ("FCFG" or "Company") to be held on Wednesday, May 7, 1997. Only those shareholders of record at the close of business on March 31, 1997, will be entitled to vote. The number of shares of FCFG's common stock, $2.50 value ("Common Stock"), outstanding and entitled to vote at the Annual Meeting is 1,884,299.

    The enclosed Proxy is solicited by and on behalf of the Board of Directors of FCFG and the cost of solicitation will be borne by FCFG. Solicitation may be made by directors and officers of FCFG and its subsidiary, First Community Bank ("FCB" or "Bank"). Solicitation may be made by use of the mails, by telephone, facsimile and personal interview. FCFG does not expect to pay any compensation for the solicitation of proxies.

    If the enclosed Proxy is duly executed and received in time for the meeting, it is the intention of the persons named in the Proxy to vote the shares represented by the Proxy FOR the three nominees listed in this Proxy Statement, unless otherwise directed. Any proxy given by a shareholder may be revoked before it's exercise by written notice to FCFG, by a subsequently dated proxy, or in open meeting prior to the taking of the shareholder vote. The shares represented by properly executed, unrevoked proxies will be voted in accordance with the specifications in the Proxy. Shareholders have one vote for each share of Common Stock held, including the election of directors. Shareholders are not entitled to cumulate their votes in the election of directors.

                             ELECTION OF DIRECTORS

General

    FCFG's Bylaws provide that the number of directors must fall within a range of 5 and 15, the exact number to be determined by resolution of the Board of Directors. The Bylaws also provide that the Board of Directors may increase the number of directors by not more than two (2) between shareholders' meetings, and may fill the vacancies created by doing so, provided that the number of directors shall at no time exceed fifteen (15).

    Directors are elected for a term of three years and until their successors have been elected and qualified. FCFG's Articles of Incorporation require that the terms of the directors be staggered such that approximately one-third of the directors are elected each year. In accordance with this requirement, the Board of Directors has nominated Messrs. Parsons, Martin and Edwards for election as directors for three-year terms to expire in the year 2000. The Board of Directors has no present knowledge that any of the nominees will refuse or be unable to serve. If Messrs. Parsons, Martin, and Edwards, or any of them, should refuse or be unable to serve, your proxy will be voted for those persons subsequently designated by the Board of Directors to replace any or all nominees.

    Other nominations, if any, may be made only in accordance with the prior notice provisions contained in the Articles of Incorporation.

Information with Respect to Nominees and Directors whose Terms Continue

    The following table sets forth certain information with respect to the nominees for director and for directors whose terms continue. The table includes their ages, their principal occupations during the past five years, and the year in which they were first elected a director of FCFG or predecessor corporations. The table also indicates the number of shares of Common Stock beneficially owned by each individual on January 1, 1997 and the percentage that the individual's holdings represented of Common Stock outstanding on that date. However, where beneficial ownership was less than one percent of all outstanding shares, the percentage is not reflected in the table.

           NOMINEES FOR DIRECTOR FOR THREE YEAR TERM EXPIRING IN 2000
                            (CLASS I DIRECTORS)

                                                                        SHARES & PERCENTAGE OF
                                                                             COMMON STOCK
                                           PRINCIPAL OCCUPATION           BENEFICIALLY OWNED
          NAME, AGE AND                     OF DIRECTOR DURING                  AS OF
        TENURE AS DIRECTOR                   LAST FIVE YEARS                JANUARY 1,1997
----------------------------------  ----------------------------------  ----------------------

Patrick L. Martin, 58 (1).........  President, Patrick's                         38,206(2)
  Director since 1980               Decorating Center                                2.20%

Ken F. Parsons, 51................  President & CEO; FCFG                       123,226(3)
  Director since 1979               Chairman, director & CEO, Bank                   6.76%
                                    Chairman, director & CEO, IMS

Michael D. Edwards, 52............  President & director, Bank
                                    Former President & CEO, Prairie Security
                                    Bank                                           -0- (4)

          THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ALL
                           OF THE DIRECTOR NOMINEES

------------------------

(1) Mr. Martin also serves as a director of Carpet Co-op of America, d/b/a Carpet One, a public company which has a class of securities registered under Section 12 or subject to the requirements of Section 15(d) of the Securities Exchange Act of 1934.

(2) Includes 13,752 shares held jointly with spouse; 2,685 shares held in an IRA account for the Benefit of Mr. Martin; 310 shares held in IRA account for the benefit of Mr. Martin's wife; 661 shares held by Mr. Martin's mother, over which Mr. Martin has voting and dispositive power; 10,617 shares which could be acquired within 60 days by the exercise of stock options.

(3) Includes 50,424 shares held jointly with spouse; 13,740 and 1,429 held in IRA accounts for the benefit of Mr. Parsons; 633 shares representing Mr. Parsons ownership in an investment partnership; 868 shares held in an IRA for the benefit of Mrs. Parsons; 5,301 shares held in the KSOP for the benefit of Mr. Parsons; 14,000 unallocated shares held by the KSOP, considered beneficially owned by Mr. Parsons as trustee for the KSOP; and 36,831 shares which could be acquired within 60 days by the exercise of stock options.

(4) Mr. Edwards owned no shares of FCFG Common Stock as of January 1, 1997. At that date, Mr. Edwards owned 2,117 shares of PSB Common Stock. Upon the merger of PSB with and into the Bank as of 7:01 p.m. on February 6, 1997, Mr. Edwards' PSB shares were converted into a right to receive 4,110 shares of FCFG Common Stock.

                      DIRECTORS WITH TERM EXPIRING IN 1998
                           (CLASS II DIRECTORS)

                                                                                SHARES & PERCENTAGE OF
                                                                                     COMMON STOCK
                                                 PRINCIPAL OCCUPATION             BENEFICIALLY OWNED
            NAME, AGE AND,                        OF DIRECTOR DURING                    AS OF
          TENURE AS DIRECTOR                       LAST FIVE YEARS                  JANUARY 1,1997
--------------------------------------  --------------------------------------  ----------------------

A. Richard Panowicz, 52...............  President, Tab Northwest                         55,517(5)
 Director since 1995                                                                         3.17%


Kenneth M. Wilcox, 67.................  Retired Pharmacist                               46,975(6)
  Director since 1979                                                                      2.69%


                       DIRECTORS WITH TERM EXPIRING 1999
                             (CLASS III DIRECTORS)

                                                                        SHARES & PERCENTAGE OF
                                                                             COMMON STOCK
                                           PRINCIPAL OCCUPATION           BENEFICIALLY OWNED
          NAME, AGE AND                     OF DIRECTOR DURING                   AS OF
        TENURE AS DIRECTOR                   LAST FIVE YEARS                JANUARY 1,1997
----------------------------------  ----------------------------------  ----------------------

E. Paul DeTray, 63................  President, DeTray's Quality Homes            99,426(7)
 Director since 1979                                                               5.63%

John D. Durney, 48................  Vice President/Co-Owner,                      7,491(8)
 Director since 1987                Durney Agency, Inc.

Michael N. Murphy, 54               Washington Deputy State Auditor              12,955(9)
 Director since 1978


------------------------

(5) Includes 16,045 shares held jointly with spouse; 11,560 shares held in an IRA account for the benefit of Mr. Panowicz; 14,000 unallocated shares held by the KSOP of which Mr. Panowicz is a trustee; and 10,617 shares which could be acquired within 60 days by the exercise of stock options.

(6) Includes 33,675 shares held jointly with spouse; 2,683 shares held in an IRA account for the benefit of Mr. Wilcox; and 10,617 shares which could be acquired within 60 days by the exercise of stock options.

(7) Includes 45,335 shares held jointly with spouse; 15,789 shares held by DeTray's Quality Homes; 7,150 held by a the DeTray Family Partnership; 14,000 unallocated shares held by the KSOP, considered beneficially owned by Mr. DeTray as Trustee for the KSOP; and 10,617 shares which could be acquired within 60 days by the exercise of stock options.

(8) Includes 1,631 shares held in IRA accounts for the benefit of Mr. Durney; 1,312 shares owned by spouse; 110 shares held in an IRA for the benefit of Mrs. Durney; 220 shares owned by minor children; and 2,116 shares which could be acquired within 60 days by the exercise of stock options.

(9) Includes 2,116 shares which could be acquired within 60 days by the exercise of stock options.

        INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors

    The Board of Directors of FCFG generally meets on a monthly basis. There were nine (9) meetings of the Board of Directors of FCFG during 1996. All directors attended more than 75% of such meetings and of all committee meetings of which they were members.

Committees

    The Board of Directors of FCFG and the Bank have established certain standing committees, including an Executive Committee and Audit Committee. There is presently no standing Nominating Committee.

    Executive Committee. The Executive Committee is authorized, to the extent permitted by law, to act on behalf of the Board of Directors on all matters that may arise between regular meetings of the Board upon which the Board of Directors would be authorized to act. Current members of the committee are Messrs. DeTray (Chairman), Martin, Panowicz, and Parsons. There were six (6) meetings of the Executive Committee during 1996.

    Audit Committee. The Audit Committee's function is to meet with management, the internal auditors and the independent auditors to review and evaluate the Company's audited financial statements, internal accounting controls, regulatory examinations and compliance with laws, regulations and corporate policy. Current members of the committee are Messrs. Panowicz (Chairman), Durney, Murphy, and Wilcox. There were five (5) meetings of the Audit Committee during 1996.

    Finance/Budget/Personnel Committee. This Committee reviews and sets direction of all business planning, budget approval, personnel and compensation issues. Current members of the committee are Messrs. Parsons (Chairman), DeTray, Martin, and Panowicz. Mr. Parsons did not participate in the Board action in regard to his compensation. There were three (3) meetings of this committee during 1996.

Director Compensation

    Director and Committee Fees. FCFG has an established program for director compensation in which each director of FCFG receives an annual retainer fee of $2,400, a board meeting attendance fee of $350 per board meeting and a committee meeting fee of $175 per meeting. Directors of the Bank also receive an annual retainer of $2,400, a board meeting attendance fee of $350 per meeting and a committee meeting fee of $175 per meeting.

    Deferred Compensation Agreements. In 1992, the Company entered into deferred compensation agreements with four (4) directors of FCB. The agreements allow the director, at their option, to defer regular monthly
Board fees for five years or until retirement or termination of the agreement.

    Performance Based Fees. A performance based fee schedule plan was implemented in 1992 under which, in addition to the base fees, directors receive fee adjustments based on FCFG's annual performance as measured by return on assets. For the fiscal year 1996, there were performance based fees for Directors of $1,000 per director.

    Director Stock Option Plan. On April 19, 1994 the shareholders approved the 1994 Stock Option Plan for Non-Employee Directors ("1994 Plan") which authorized the grant of options to purchase shares of Common Stock to non-employee directors. The 1994 Plan supplements the previously approved 1989 and 1992 Stock Option Plans for Non-Employee Directors ("1989/1992 Plans"). The exercise price of the options granted under the 1994 Plan must be not less than the greater of the book value or market value at the time of grant, and options have a term of not more than ten years from the date of grant. At December 31, 1996, options to purchase 74,223 shares remained granted and unexercised under the 1994 Plan and 1989/1992 Plans.

    In connection with the acquisition of Prairie Security Bank ("PSB") and pursuant to the terms of the Amended and Restated Plan and Agreement of Reorganization and Merger ("Agreement") all options granted under the existing PSB Non-Statutory Director Stock Option Plan were recognized by FCB as options to receive FCFG Common Stock to the two PSB directors who have agreed to serve on the Combined Bank's board of directors.

                             EXECUTIVE COMPENSATION

Summary

    The following table sets forth a summary of certain information concerning the compensation awarded to or paid by FCFG and/or the Bank for services rendered in all capacities during the last three fiscal years to the Chief Executive Officer and the most highly compensated executive officers of FCFG whose total compensation during the last fiscal year exceeded $100,000, and senior executives of significant subsidiaries.



                               Summary Compensation Table

                                                                          Long Term Compensation
                                                                 -------------------------------------
                                     Annual Compensation                  Awards               Payouts
                         --------------------------------------  -------------------------------------
                                                       Other     Restricted     Securities
                                                       Annual       Stock       Underlying       LTIP      All Other
Name and                         Salary     Bonus   Compensation    Awards      Options/       Payouts   Compensation
Principal Position       Year    ($)(1)      ($)        ($)          ($)       SARs (#)(2)       ($)        ($)(3)
--------------------     ----    ------     -----   ------------  ---------    -----------     -------   ------------

Ken F. Parsons
 President, Director...  1996     $130,203  $33,789      $0            0        100,000           0        $9,900
  & CEO--FCFG

Chairman, Director.....  1995     $108,933  $26,000      $0            0           0              0        $8,844
  & CEO--Bank

Chairman, Director.....  1994     $99,865   $23,816      $0            0         28,000           0        $9,756
  & CEO--IMS

------------------------

(1) Includes salary and any fees paid as a director for participation in Board and committee meetings. Amount does not include deferred salary and director fees totaling $11,750 for Mr. Parsons for the year 1996.

(2) Consists of awards granted pursuant to FCFG's Employee Stock Option and Restricted Stock Award Plan.

(3) Includes amounts paid by FCFG pursuant to the Company's Employee Stock Ownership Plan with 401(k) Provisions.

Stock Options

    The following table sets forth certain information concerning exercises of stock options pursuant to the FCFG's stock option plans by the named executive officers during the year ended December 31, 1996 and stock options held at year end.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR END OPTION VALUES


                                                                               NUMBER OF                    VALUE OF
                                                                              UNEXERCISED            UNEXERCISED OPTIONS AT
                                                SHARES                          SHARES                    YEAR END (1)
                                              ACQUIRED ON     VALUE    --------------------------  --------------------------
NAME                                           EXERCISE     REALIZED   EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
-------------------------------------------  -------------  ---------  -----------  -------------  -----------  -------------
Ken F. Parsons.............................        1,499    $  20,680      36,831        123,512    $ 401,778    $   398,496


------------------------

(1) On December 31, 1996, the estimated market price of the Common Stock was $22.00. For purposes of the foregoing table, stock options with an exercise price less than that amount are considered to be "in-the-money" and are considered to have a value equal to the difference between this amount and the exercise price of the stock option multiplied by the number of shares covered by the stock option.

Employment Agreements

    Ken F. Parsons. On September 1, 1996, FCFG entered into an employment agreement with Mr. Parsons, President, Chief Executive Officer and Director of FCFG, and Chief Executive Officer and Director of the Bank. The agreement has an eight-year term, subject to renewal. FCFG may terminate the agreement at any time for cause without incurring any post-termination obligation to Mr. Parsons, or without cause with severance benefits of between thirty-six months' and seventy-two months' salary continuation. If Mr. Parsons terminates his employment for any reason within twelve months of a change in majority control of FCFG, then the agreement provides the same severance benefits. Mr. Parsons is generally prohibited from competing with FCFG in its market area for at least twelve months following termination for any reason. The non-compete period is increased to thirty-six months following termination by FCFG without cause or by Mr. Parsons with good reason. The agreement provides that upon retirement, Mr. Parsons will receive a continuing service consulting fee based upon annual cash compensation and years of serving FCFG.

    Under a stock option agreement, Mr. Parsons will receive options for 8,000 shares of FCFG Common Stock for each of five years, with an exercise price of the market value as of the grant date of such options. He will also receive options for up to 15,000 shares of FCFG Common Stock for each of four years if the Bank achieves certain performance goals.

    Michael D. Edwards. In connection with FCFG's recent acquisition of Prairie Security Bank, on September 11, 1996, FCB entered into an employment agreement with Mr. Edwards under which Mr. Edwards agreed to serve as the President of the Bank following completion of the merger. Mr. Edwards will receive a salary of $120,000 per annum, subject to a minimum ten percent increase on September 1, 1997 and annual increases thereafter commensurate with raises granted to other executive officers. In addition to his salary, Mr. Edwards will be granted options to purchase shares of FCFG Common Stock, at the market price as of the Effective Date. He will receive options for 20,000 shares of FCFG Common Stock, which will vest over five years with the first 4,000 shares vested after twelve full months of employment, and an additional 4,000 shares to vest each full year thereafter. The Employment Agreement also provides that Mr. Edwards will receive options of up to 5,000 shares of FCFG common stock, dependent on the Combined Bank's year-end return on assets, during each of the next four fiscal years. The shares will vest over the four years according to the schedule set forth in the Employment Agreement.

Executive Supplemental Income Plan

    In 1992, the Company adopted an Executive Supplemental Income Plan ("ESIP") covering a senior group of management personnel. The post-retirement benefit provided by the ESIP is designed to supplement a participating officer's retirement benefits from social security, in order to provide the officer with a certain percentage of final average income at retirement age. Additionally, the ESIP provides a pre-retirement death benefit. These benefits are funded by life insurance policies owned by the Company covering the lives of participants.

                          EMPLOYEE COMPENSATION PLANS

Employee Stock Option and Restricted Stock Award Plan

    In 1989, Shareholders of FCFG approved an Employee Stock Option and Restricted Stock Award Plan ("Plan"). The purpose of the Plan is to provide additional incentives to selected eligible key officers of FCFG and its subsidiaries with the intention of (i) attracting and retaining the best available personnel for positions of responsibility with the Company and its subscribers, (ii) promoting the success of the business activities of the Company, and (iii) increasing shareholder value. The incentives are in the form of options to purchase shares of Common Stock and/or restricted stock awards of Common Stock. The Company has the first right of refusal to purchase any shares issued under the Plan prior to being sold on the open market. At December 31, 1996, options covering 296,881 shares were granted and unexercised under the plan. Options for 37,733 shares for grant remain in the Plan.

    Under the terms of the Plan, the exercise price of option shares will be fair market value of the shares on the date the option is granted. All options are incentive options under Section 422A of the Internal Revenue Code, and are exercisable over a ten (10) year period from the date of the grant.

    In connection with the acquisition of Prairie Security Bank ("PSB") and pursuant to the terms of the Amended and Restated Plan and Agreement of Reorganization and Merger ("Agreement") all options granted under the existing PSB Stock Option Plan were recognized by FCB as options to receive FCFG Common Stock. At December 31, 1996, options covering 43,186 shares were granted and unexercised under the plan.

Employee Stock Ownership Plan

    FCFG provides retirement benefits to eligible employees through an Employee Stock Ownership Plan that includes Internal Revenue Code Section 401(k) provisions (the "KSOP"). The KSOP was adopted as a 401(k) plan in 1987, and restated in 1992 to add employee stock ownership plan provisions. Eligible employees may elect to contribute to the KSOP up to 12% of their compensation (subject to Internal Revenue Service limitations), and these contributions are matched by FCFG at a rate of 50% of up to 6% of employee's contribution. The Board of Directors may make additional contributions to the KSOP, based on the performance of the Company.

    All funds in the KSOP are held in trust. The KSOP is administered by a Board of Trustees that consist of Messrs. Arneson, DeTray, Panowicz and Parsons. Contributions to the KSOP are generally invested in shares of the Company's Common Stock, although the Trustees have the discretion to invest in such other prudent investments as deemed appropriate. Participants may, with the consent of the Trustee, direct the investment of his or her Salary Reduction Account and/or Profit Sharing Account in the Company's Common Stock, (the goal of which shall be capital appreciation through investment in the Company's Common Stock), and/or Mutual or Money Market Funds.

    Upon retirement or termination of employment, a participant is entitled to receive all Employer Basic Contributions, Employee Salary Reductions and Rollover Contributions. The participant will also be eligible to withdraw Employer Optional and Matching Contributions contributed by FCFG from profits, subject to a vesting schedule. A participant becomes fully vested in five years, with vesting of 20% each year after the first year of participation.

    Contributions to the KSOP for the years ended December 31 were $167,617 in 1996 and $165,114 in 1995.

                         OWNERSHIP OF FCFG COMMON STOCK

    In accordance with applicable rules, the following table provides information concerning the only persons known to FCFG to have beneficial ownership as of December 31, 1996 of more than five percent of its outstanding Common Stock, and each of the named executive officers of FCFG and the President of the Bank, and all executive officers and directors as a group. Such rules require not only the disclosure of shares over which an individual holds sole voting and investment power, but also shares over which such individual shares voting and investment power. As a consequence, and as indicated in the footnotes below, in certain instances this results in duplication in the numbers and percentages reported in the table.

    NAME, ADDRESS AND                           NUMBER OF SHARES
    RELATIONSHIP WITH                             BENEFICIALLY      PERCENT OF CLASS
         FCFG *                                      OWNED         BENEFICIALLY OWNED
--------------------------                      -----------------  -------------------

  E. Paul DeTray                                     99,426(1)              5.53%
  Director of FCFG

  Ken F. Parsons                                    123,226(2)              6.76%
  President and CEO of FCFG

  Michael A. Price                                   93,150(3)              5.20%
  Director

  James F. Arneson                                   21,237(4)              1.23%
  Executive Vice President and
  CFO of FCFG and the Bank

  FCFG Employee Stock                               327,709(5)             16.17%
  Ownership Plan ("KSOP")

  Directors and Executive Officers
  as a group (15)                                   447,818(6)             20.86%


------------------------

*   The address for all individuals is the same address as the Company

FCFG knows of no arrangements, the operation of which may at a subsequent date result in a change of control of FCFG.

(1) Includes 45,335 shares held jointly with spouse; 15,789 shares held by DeTray's Quality Homes; 7,150 held by a the DeTray Family Partnership; 14,000 unallocated shares held by the KSOP, considered beneficially owned by Mr. DeTray as Trustee for the KSOP; and 10,617 shares which could be acquired within 60 days by the exercise of stock options.

(2) Includes 50,424 shares held jointly with spouse; 13,740 and 1,429 held in IRA accounts for the benefit of Mr. Parsons; 633 shares representing Mr. Parsons ownership in an investment partnership; 868 shares held in an IRA for the benefit of Mrs. Parsons; 5,301 shares held in the KSOP for the benefit of Mr. Parsons; 14,000 unallocated shares held by the KSOP, considered beneficially owned by Mr. Parsons as trustee for the KSOP; and 36,831 shares which could be acquired within 60 days by the exercise of stock options.

(3) Mr. Price resigned as a director of FCFG and the Bank effective upon October 31, 1996. Pursuant to the Stock Repurchase Agreement by and between FCFG and Mr. Price, dated October 1996, FCFG purchased all shares of FCFG Common Stock owned by Mr. Price on March 7, 1997, leaving Mr. Price with no ownership interest in FCFG as of that date. Stock ownership reported as of December 31, 1996 includes 1,110 shares owned by minor children.

(4) Includes 899 shares held in the KSOP for the benefit of Mr. Arneson; 14,000 unallocated shares held by the KSOP, considered beneficially owned by Mr. Arneson as trustee for the KSOP; and 6,174 shares which could be acquired within 60 days by the exercise of stock options.

(5) In addition to the 14,000 unallocated shares held by the KSOP, includes 99,426, 123,226, 55,517, and 21,237 beneficially owned by Messrs. DeTray, Parsons, Panowicz and Arneson, respectively, solely as trustees of the KSOP, over which the KSOP disclaims beneficial ownership.

(6) Includes 14,000 unallocated shares held by the Company's KSOP which are considered beneficially owned by Messrs. DeTray, Parsons, Panowicz and Arneson. Also includes options for 105,900 shares owned by directors and management, which are exercisable within 60 days of December 31, 1995.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    During 1996 many directors and executive officers of FCFG and the Bank and their associates were also customers of the Bank. It is anticipated that directors, executive officers, and their associates will continue to be customers of the Bank in the future. The Bank has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers, principal shareholders and their associates, on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with others and which do not involve more than the normal risk of collectability or present other unfavorable features.

    Stock Purchase Agreement. On October 31, 1996, FCFG entered into a Stock Purchase and Sale Agreement ("Stock Purchase Agreement") with Michael A. Price, a former director of FCFG, William Hartman, a former director of the Bank, Kevin Byrne and Robert Coleman, directors of the Bank, and various other parties related to Messrs. Price, Hartman, Bryne and Coleman ("Selling Shareholders"). The transactions contemplated by the Stock Purchase Agreement were consummated on March 7, 1997 as described below.

    Under the terms of the Stock Purchase Agreement, FCFG purchased 122,570 shares of FCFG Common Stock held by the Selling Shareholders at $20.50 per share ("Shares"). The aggregate purchase price for the FCFG Common Stock owned by the Selling Shareholders and repurchased by the Company was $2,512,685. FCFG purchased the Shares on March 7, 1997. The purchase price for the Shares was negotiated to be $20.50 per share. Under the terms of the Stock Purchase Agreement, FCFG also agreed to purchase certain options of FCFG Common Stock ("Options") owned by Messrs. Byrne and Coleman. The Options will be acquired by FCFG in January, 1998. The purchase price for the Options was determined by using a price of $22.00 per share, less the exercise prices applicable to the Options. The aggregate purchase price for the Options was $1,132,940. The purchase prices for the Shares and for the Options was unanimously approved by FCFG's Board at its meeting on October 31, 1996. Mr. Price did not participate in the FCFG Board's consideration of the Stock Purchase Agreement.

    The Selling Shareholders acquired the Shares and the Options as a result of the stock-for-stock merger of Northwest Community Bank with and into the Bank in late 1995 ("NCB Merger"). Prior to the NCB Merger, Messrs. Price and Hartman were directors of NCB. Following the NCB Merger, Messrs. Price and Hartman served as directors of the Bank. Additionally, Mr. Price served as a director of FCFG.

    Following the NCB Merger, however, relations between FCFG and the Bank, on the one hand, and those Selling Shareholders involved in FCFG's and the Bank's management, on the other hand, became strained, primarily as a result of differing philosophies regarding the conduct and future development of FCFG's and the Bank's businesses. FCFG's management believed that the situation was exacerbated by certain disputes, since resolved, which occurred subsequent to the NCB Merger. The FCFG Board believed that the existence of disaffected shareholders and directors had a continuing negative effect on the efficient business operations of FCFG and the Bank. Additionally the FCFG Board believed that the acquisition of the Selling Shareholders' shares and the concurrent resignations of Messrs. Price and Hartman would allow the Bank to better assimilate and utilize the people and assets, now part of the Bank, which constituted NCB prior to the NCB Merger. Accordingly, the FCFG Board approved the Stock Purchase Agreement on October 31, 1996.

    FCFG funded a significant portion of the purchase price for the Shares and Options by means of a dividend declared and paid to FCFG by the Bank, as well as the Bank's repayment of an advance previously made to it by FCFG to fund improvements to the Bank's Lacey offices.

    Kenneth Wilcox Loan. In April, 1993, Mr. Kenneth Wilcox, a director of FCFG and FCB, loaned $450,000 to IMS, a wholly owned subsidiary of FCFG, for the purpose of acquiring data processing equipment to be used by IMS in its business. The term of the loan is five years, and interest is paid at a rate
 .75% over a prime rate (9.0% at December 31, 1996). Management of FCFG believes that the terms of the loan are at least as favorable as those that would have been received from an unaffiliated party. At December 31, 1996, the amount outstanding under this obligation was $210,110.77.

Section 16(a) Beneficial Ownership Reporting Compliance

    FCFG has adopted procedures to assist its directors and executive officers with Section 16(a) of the Securities Exchange Act, which includes assisting the officer or director in preparing forms for filing with the Securities Exchange Commission. Based on the review of such forms, FCFG believes that all of its executive officers and directors complied with all filing requirements applicable to them.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

    The firm of Knight, Vale & Gregory Inc. P.S. performed the audit of the consolidated financial statements for FCFG and its wholly owned subsidiaries, for the year ended December 31, 1996. Representatives of Knight, Vale & Gregory, Inc., P.S. are expected to be present at the annual meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

                                 OTHER MATTERS

    The Board of Directors knows of no other matters to be brought before this Annual Meeting. However, if other matters should properly come before the meeting, it is the intention of the persons named in the Proxy to vote the Proxy in accordance with the recommendations of management on such matters.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    Management's discussion and analysis of First Community Financial Group, Inc. (the Company) should be read in conjunction with the accompanying consolidated financial statements.

    On November 30, 1995 the Company completed the acquisition of Northwest Community Bank, a two branch bank headquartered in Tacoma, Washington with total assets of approximately $45 million. This expanded the Company's market area into Pierce County, and added 25% to our branch network and approximately 38% to total assets. Considerable effort was made during the year to solidify our market presence in that area by recruiting solid, experienced bankers, and by strengthening the Bank's relationships with those customers, most of whom were using only one of the many available services.

    On September 11, 1996, the Company entered into an agreement to acquire Prairie Security Bank, a three branch bank headquartered in Yelm, Washington with total assets of approximately $45 million. This in-market merger allows the Company to consolidate two branches in Yelm, as well as two in Olympia, Washington in addition to the usual economies associated with such a transaction. The acquisition, accounted for as a purchase, was completed on February 6, 1997. Consequently, the following financial information does not include Prairie Security Bank's analysis of financial position or results of operations.

    On March 3, 1997 the Company was notified that it was a successful bidder in the sale of branches of Wells Fargo Bank located in Hoquiam, Winlock , Toledo, Shelton and Montesano, Washington. The completion of this acquisition is expected to occur in the third quarter of 1997, and will add approximately $50 million in deposits. The branches in Winlock, Toledo and Montesano represent further expansion of the Company's market area. The Company's existing branch in Hoquiam will be consolidated into the newly acquired facility, which is large enough to accommodate the customers of both branches. The branch facility in Shelton and the accompanying deposits will be resold to another financial institution simultaneously with its purchase.

RESULTS OF OPERATIONS

    The Company completed one of its most profitable years in 1996 with consolidated net income of $1,861,000. This is more than double 1995 earnings of $920,000, which suffered due to costs associated with the acquisition of Northwest Community Bank. This acquisition was accounted for using the pooling-of-interests accounting method, whereby results of operations and financial position are reflected in the Company's financial statements as though the acquisition transpired at the beginning of the first period presented. Consequently, the results of operations of Northwest Community Bank prior to the acquisition appear in the 1995 financial statements.

    Return on average assets for 1996 increased from .53% in 1995 to 1.08%, and return on average equity increased from 4.71% to 9.30%. Earnings per share increased from $.51 in 1995 to $1.03 in 1996.

Net Interest Income

    Net interest income in 1996 decreased $24,000, or less than 1%, from 1995. The net interest margin increased 4 basis points from 1995 to 6.25%.

    Interest income increased by $47,000 over 1995 to $15,278,000. Loan income increased $613,000 overall due to an increase in the average volume of loan balances. The income effect of this volume increase was partially offset by a decline of 29 basis points in the average yield of the loan portfolio. Interest income derived from other earning components of the balance sheet, such as Federal funds sold, deposits in other banks and investments, declined $566,000 from the prior year due almost entirely to the shift of these funds into the loan portfolio.

    Interest expense increased a net of $71,000 over 1995 to $5,656,000. Interest expense on time deposits increased $305,000 resulting from an increase in their volume. The effects of the volume increase were partially offset by a drop in the average cost of these deposits 7 basis points. The interest expense on savings and interest bearing transaction accounts decreased $218,000 due both to a decline in the volume of such deposits and a 14 basis point decline in their average cost.

    An analysis of the change in net interest income is as follows (thousands):


                                                                     1996 COMPARED TO 1995        1995 COMPARED TO 1994
                                                                     ----------------------        ---------------------
                                                                   INCREASE (DECREASE) DUE TO   INCREASE (DECREASE) DUE TO
                                                                  ---------------------------   ---------------------------
                                                                        VOLUME    RATE    NET   VOLUME      RATE    NET
                                                                       --------  ------  -----  -------    -----   -----

Interest earned on:

  Loans.............................................................    $ 943    $(330)  $ 613   $1,841    $(133)   $1,708

  Federal funds sold and deposits in banks..........................     (416)      (9)   (425)     (50)      223      273

  Investment securities.............................................     (165)      24    (141)      --        79       79

  Total interest income.............................................      362     (315)     47    1,891       169     2,060

Interest paid on:

  Savings, NOW and MMA..............................................     (131)     (87)   (218)      38       217       266

  Time deposits.....................................................      351      (46)    305      704       798     1,602

  Other borrowings..................................................      (31)      15     (16)     (16)       54        38

  Total Interest expense 189........................................      189     (118)      71      726    1,069     1,795

  Net interest income...............................................    $ 173    $(197)  $ (24)  $1,165    $(900)    $  265

    The change in interest due to both rate and volume has been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amounts of the change in each.

    Average consolidated statements of financial position and analysis of net interest spread were as follows (dollars in thousands):


                                                                   1996                                 1995
                                                                 INTEREST                             INTEREST
                                                     AVERAGE      INCOME      AVERAGE    AVERAGE       INCOME      AVERAGE
                                                     BALANCE     (EXPENSE)     RATES     BALANCE      (EXPENSE)     RATES
--------------------------------------------------------------------------------------------------------------------------
Assets
 Earning Assets:
  Loans (1)......................................    $131,187      $14,017      10.68%     $122,237     $13,404      10.97%
  Federal funds sold and interest bearing deposits
  in banks........................................      9,731          544       5.59%       17,178         969       5.64%
  Investment securities...........................     13,003          717       5.51%       15,991         858       5.37%
 Total earning assets and interest income.........    153,921       15,278       9.93%      155,406      15,231       9.80%
                                                    ----------  ----------  --------------  ----------  ---------  ---------
 Other Assets:

  Cash and due from banks.........................      9,150                                 8,126
  Bank premises and equipment.....................      7,480                                 6,998
  Other assets....................................      3,645                                 3,936
  Allowance for credit losses.....................     (1,417)                               (1,299)
 Total Assets.....................................   $172,779                              $173,167
                                                     --------                              --------
                                                     --------                              --------
----------------------------------------------------------------------------------------------------------------------------
Liabilities and Stockholders' Equity
 Interest bearing liabilities:
  Deposits:
   Savings, NOW, and
   Money Market Deposits..........................   $58,616        (1,782)      3.04%    $ 62,828       (2,000)      3.18%
   Time deposits..................................    66,201        (3,764)      5.69%      60,007       (3,459)      5.76%
                                                    ----------  ----------  ------------  ----------  ---------  ---------
 Total interest bearing deposits..................  $  124,817      (5,546)      4.44%    $122,835       (5,459)      4.44%
 Other borrowings.................................       1,137        (110)      9.67%       1,430         (126)      8.81%
                                                    ----------  ----------  ------------  ----------  ---------  ---------
 Total interest bearing liabilities and interest
  expense.........................................     125,954      (5,656)      4.49%     124,265       (5,585)      4.49%
                                                    ----------  ----------  ------------   ----------  ---------  ---------
 Non-interest bearing deposits....................      26,320                              28,088
 Other liabilities 490............................       1,274
 Stockholders' equity.............................      20,015                              19,540
 Total liabilities, stockholders' equity and net
  interest income.................................  $  172,779  $    9,622                $173,167       $9,646
                                                    ----------  ----------  ------------   ----------  ---------  ----------
                                                    ----------  ----------  ------------   ----------  ---------  ----------
----------------------------------------------------------------------------------------------------------------------------
 Net interest income as a percentage of
  average earning assets:
   Interest Income...............................                                  9.93%                               9.80%
   Interest Expense..............................                                  3.68%                               3.59%
                                                                                   -----                               -----
 Net Interest Income...............................                                6.25%                               6.21%
                                                                                   -----                               -----
                                                                                   -----                               -----

------------------------

(1) For purposes of these computations, non-accrual loans are included in the average loan balance outstanding. Loan fees and late charges of $1,444,000 and $1,527,000 are included in interest income in 1996 and 1995.

Non-Interest Income

    Total non-interest income increased 6% or $101,000 from 1995 due to a 14% increase in mortgage loan origination fee income and to a 12% increase in income derived from service charges on deposit accounts.

    With the current and anticipated interest rate environment, coupled with an expanded sales force and a larger branch network, mortgage volume is expected to increase in 1997.

Non-Interest Expense

    Non-interest expense decreased $1,283,000, or 13% from 1995. A decline of $972,000 in salaries and employee benefit expense and a $484,000 decline in other non-interest expense contributed significantly to this overall decrease. Occupancy and equipment expense increased $173,000, reflecting the Company's continued growth including the opening of a new branch in Centralia during the year. As previously discussed, 1995 contains expenses associated with the acquisition of Northwest Community Bank including compensation related costs of approximately $875,000 and other expenses approximating $300,000. After eliminating these 1995 expenses, non-interest expense in 1996 declined $108,000 from 1995, as the result of Management's continued emphasis on financial and operational efficiency.

Financial Condition

Overview

    Consolidated total assets declined less than 1% to $176,501,000. This decrease resulted from the effect of a $2,737,000 decrease in deposits, which was partially mitigated by in increase in capital of $1,679,000. Growth is expected in the coming year as further market penetration is achieved through the existing branch banking network, as well as further geographic expansion.

    Earning assets shifted from lower yielding short-term instruments and investment securities into the loan portfolio, which produces substantially higher yields. Loans made up 85% of total earning assets in 1996, compared to 81% in 1995.


Composition of Average Earning Assets:
                                         1996     1995
Loans
   Commercial.........................  17.44%   16.03%
   Real Estate Construction...........   9.21%   10.01%
   Real Estate Mortgage...............  54.28%   48.87%
   Consumer...........................   4.32%    4.51%
Total Loans...........................  85.23%   81.42%

Federal funds paid and interest
   bearing deposits with banks........   8.32%    9.40%
Investment securities.................   8.45%    9.19%

Total................................. 100.00%  100.00%




Investments

The Company's investment portfolio decreased $3,710,000 during the year to $10,695,000 at December 31, 1996. Included in the portfolio are securities classified as "held-to-maturity", which are recorded at an amortized cost of $3,182,000 as well as securities classified as "available-for-sale", which are recorded at their fair value of $7,513,000. Because the available-for-sale portfolio is required to be carried at fair value, its carrying value fluctuates with changes in market factors, primarily interest rates.

    The carrying amount of securities and the approximate fair values were as follows (dollars in thousands):

                                                                GROSS          GROSS       ESTIMATED
                                                AMORTIZED    UNREALIZED     UNREALIZED       FAIR
                                                  COST          GAINS         LOSSES         VALUE
                                               -----------  -------------  -------------  -----------
Available-for-Sale Securities
December 31, 1996
Equity securities............................   $   2,053     $      --      $      --     $   2,053
U.S. Government and agency securities........       3,557             6             27         3,536
Corporate securities.........................         855            --              1           854
Mortgage backed securities...................         745            --             11           734
State and municipal securities...............         323            13             --           336
                                                $   7,533     $      19      $      39     $   7,513

December 31, 1995
Equity securities............................   $   1,821     $      --      $      --     $   1,821
U.S. Government and agency securities........       3,753             4             18         3,739
Corporate securities.........................         297             1             --           298
Mortgage backed securities...................       1,012            --             58           954
State and municipal securities...............         324             7             --           331
                                                $   7,207     $      12      $       6     $   3,249
Held-to-Maturity Securities
December 31, 1996
U.S. Government and agency securities........   $   1,251     $       4      $      --     $   1,255
Corporate securities.........................         251            --             --           251
State and municipal securities...............       1,680            69              6         1,743
                                                $   3,182     $      73      $      76     $   7,143
December 31, 1995
U.S. Government and agency securities........   $   4,214     $       6      $      --     $   4,220
Corporate securities.........................         822            21             --           843
State and municipal securities...............       2,226            56             --         2,282
                                                $   7,262     $      83      $      --     $   7,345


    The stated maturities of debt securities were as follows (dollars in thousands):

                                                                                                AVAILABLE-FOR-SALE
                                                         HELD-TO-MATURITY SECURITIES                SECURITIES
                                                      ---------------------------------  -------------------------------
                                                                             ESTIMATED                         ESTIMATED
                                                                              WEIGHTED                          WEIGHTED
                                                      AMORTIZED     FAIR      AVERAGE    AMORTIZED     FAIR    AVERAGE
                                                        COST        VALUE      YIELD       COST        VALUE    YIELD
                                                     -----------  ---------  ---------  -----------  --------- ---------
Due in one year or less............................   $   1,937   $   1,953       5.65%  $   1,511   $   1,498  5.09%
Due after one year through five years..............         692         712       5.93%      3,969       3,962  5.83%
Due after five years through ten years.............         553         584       5.91%        ---         ---
                                                      $   3,182   $   3,249  $   5,480   $   5,460         ---


    Mortgage backed securities are allocated based on their anticipated principal repayment.

LOANS

    Loan demand in the Company's market area slowed somewhat in 1996 as portfolio loans grew a modest 3.5% or $4.5 million during 1996, compared to an 8% growth rate during 1995.

    The aggregate maximum amount the Bank may lend to a single customer increased from approximately $1.5 million at the beginning of 1995 to over $3 million, primarily as the result of the acquisition of Northwest Community Bank
(NCB) in November 1995. This gives the Bank the ability to serve a broader spectrum of customers, specifically those with larger credit needs.

    Real estate mortgage loans, the largest component of the portfolio, increased $8,114,000 during the year partially due to the increased lending limits. Other components of the portfolio remained relatively stable.

    The composition of the loan portfolio was as follows (dollars in thousands):

                                       1996      % OF       1995       % OF
                                    PORTFOLIO  PORTFOLIO  PORTFOLIO  PORTFOLIO
                                    ---------  ---------  ---------  ---------
    Commercial...................  $ 27,353     20.94%    $  28,259     22.40%
    Real estate construction.....    14,071     10.77%       15,701     12.45%
    Real estate mortgage.........    83,242     63.72%       75,128     59.55%
    Consumer.....................     5,966      4.57%        7,066      5.60%

                                   $130,632    100.00%    $ 126,154    100.00%

DEPOSITS

    Total deposits decreased a net of 1.75% during 1996, or $2,737,000. Time deposits, which bear interest at higher rates than other deposits, increased $7,847,000, while non-interest bearing deposits decreased $4,656,000 and savings and NOW accounts declined $5,928,000. This represents a shift in the ratio of time deposits to total deposits from 39.8% to 45.6% at December 31, 1995 and 1996, respectively.

                                          1996                   1995
                                  -----------------  ---------------------
                                AMOUNT      RATE       AMOUNT      RATE
                              ----------  ---------  ----------  ---------
Demand Deposits............    $ 24,719               $ 29,375
Interest bearing demand....       42,541    3.09%       41,573     3.22%
Savings Accounts...........       16,235    2.91%       23,131     3.13%
Other time deposits........       69,939    5.69%       62,092     5.76%

TOTAL......................    $ 153,434             $ 156,171

    Certificates of deposit at December 31, 1996 are scheduled to mature as follows (dollars in thousands):

                          UNDER       $100,000
                         $100,000      AND OVER       TOTAL
                       -----------    ----------  --------------
0-90 days...........   $  10,459       $ 4,615      $15,074
91-180 days.........      13,959         2,765       16,724
181-365 days........      24,381         5,632       30,013
Over 1 year.........       6,105         2,023        8,128
                         ---------     ---------    ----------
                          54,904       $15,035      $69,939


ASSET QUALITY

    Classified assets, which consist of non-accrual loans, accruing loans past due 90 days or more and foreclosed real estate, were as follows (dollars in thousands):

                                  1996     1995
                                -------   ------
Non-accrual loans.........       $1,898   $1,427
Accruing loans past due
  90 days or more.........        1,238      401
Foreclosed real estate....        1,063      385
                                --------  ---------
                                 $4,199   $2,213


    Increases in non-accrual loans and accruing loans past due 90 days or more result from loans acquired with Northwest Community Bank, and generally represent loans that are well secured, and on which material losses are not expected.

    The Company is not aware of any loans continuing to accrue interest at December 31, 1996 that represent or result from trends or uncertainties which management reasonably expects will materially impact future operating results, liquidity, or capital resources, or represent material credits about which management is aware of any information which would raise serious doubts as to the ability of such borrowers to comply with the loan repayment terms.

ALLOWANCE FOR CREDIT LOSSES

    The allowance for credit losses reflects management's current estimate of the amount required to absorb losses on existing loans and commitments to extend credit, as well as an additional amount to provide a supplementary margin of safety. Determination of the appropriate level of the allowance is based on an analysis of various factors including historical loss experience based on volumes and types of loans; volumes and trends in delinquencies and non-accrual loans; trends in portfolio volume; results of internal and independent external credit reviews; and anticipated economic conditions. The loss factors used in the analysis represent amounts substantially in excess of the Bank's actual loss experience, and are used to provide an additional margin of safety. An analysis of the adequacy of the allowance is subject to quarterly review by the Board of Directors. Based on this analysis, management considers the allowance for credit losses to be adequate.

    Transactions in the allowance for credit losses for the years ended December 31, 1996 and 1995 are as follows (dollars in thousands):


                                                    1996       1995
                                                  ---------  ---------

Balance at beginning of year....................   $ 1,376    $ 1,250
Provision charged to non-interest expense.......       261        236
Losses charged to allowance
  Commercial....................................        34        138
Real Estate Mortgage............................       116         12
Real Estate Construction........................        --         --
Consumer........................................        77         26
                                                   ---------  ---------
                                                      (227)      (176)
Recoveries credited to allowance................        10         66
Net charge-offs.................................      (217)      (110)

Balance at end of year..........................   $ 1,420      $,376
Ratio of net charge-offs to Average Loans
  Outstanding ..................................      .17%        .09%


    It is the Company's policy charge-off any loan or portion of a loan that is deemed uncollectible in the ordinary course of business. The entire allowance for credit losses is available to absorb such charge-offs. The Company has history to draw from regarding loan losses and therefore allocates its allowance for credit losses primarily on the basis of historical occurrence. Based on certain characteristics of the portfolio, losses can be anticipated for major loan categories. In the following table, the allowance for possible credit losses at December 31, 1996 and 1995 has been allocated among major loan categories based on a number of factors including quality, volume, economic outlook and other business considerations (dollars in thousands):

                                                                           1996                      1995
                                                                    ------------------------  ------------------------
                                                                                 % OF TOTAL                % OF TOTAL
                                                                     ALLOWANCE    ALLOWANCE    ALLOWANCE    ALLOWANCE
                                                                    -----------  -----------  -----------  -----------
Commercial Loans..................................................   $     412          29.0%       $295         21.4%
Real Estate Loans.................................................         887          62.5%        953         69.3%
Consumer Loans....................................................         121           8.5%        128          9.3%
TOTAL ALLOWANCE...................................................   $   1,420         100.0%  $   1,376        100.0%


LIQUIDITY AND RATE SENSITIVITY

    The Company's assets and liabilities are managed to maximize long-term shareholder returns by optimizing net interest income within the constraints of maintaining high credit quality, conservative interest rate risk disciplines and prudent levels of liquidity. The Asset and Liability Committee meets regularly to monitor the composition of the balance sheet, to assess current and projected interest rate trends, and to formulate strategies consistent with established objectives for liquidity, interest rate risk and capital adequacy. Liquidity management involves the ability to meet cash flow requirements of customers who may be either depositors wanting to withdraw funds or borrowers needing assurance that sufficient funds will be available to meet their credit needs. Liquidity is generated from both internal and external sources. Internal sources are those assets that can be converted to cash with little or no risk of loss. These include overnight investments in Federal funds sold and investment securities, particularly those of shorter maturity, and are the principal source of asset liquidity. At December 31, 1996, cash, Federal funds sold and investment securities maturing within one year totaled $25,309,000. External sources refer to the ability to attract new liabilities and capital. They include increasing deposits, Federal funds purchased, and the issuance of capital and debt securities. At December 31, 1996, Federal funds borrowing lines of credit totaled $3,300,000 and were not materially used during 1996. The Bank also has preestablished borrowing lines available with the Federal Home Loan Bank of Seattle of up to 10% of total assets (approximately $17 million at December 31, 1996).

    Management believes the Bank's liquidity position at December 31, 1996, was adequate to meet its short term funding requirements.

    Interest rate sensitivity is closely related to liquidity, as each is directly affected by the maturity of assets and liabilities. The Company's net interest margin is affected by changes in the level of market interest rates and the mix of rate sensitive assets and liabilities. Management's objectives are to monitor and control interest rate risk and ensure predictable and consistent growth in net interest income.

    Management considers any asset or liability which matures, or is subject to repricing within one year to be interest sensitive, although continual monitoring is performed for other time intervals as well. The difference between interest sensitive assets and liabilities for a defined period of time is known as the interest sensitivity "gap", and may be either positive or negative. If positive, more assets reprice before liabilities. If negative, the reverse is true. The accompanying table depicts variable rate instruments in the time period the balance are eligible for repricing and fixed rate instruments according to repayment schedules. The analysis provides a general measure of interest rate risk but does not address complexities such as prepayment risk, interest rate floors and ceilings imposed on financial instruments, interest rate dynamics and customers' response to interest rate changes. Currently the Bank's interest sensitive gap is negative within one year. Assuming that general market interest rate changes affected the repricing of assets and liabilities in equal magnitudes, this indicates that the effects of rising interest rates on the Company would be a decrease in the net interest margin, whereas falling interest rates would cause a corresponding increase in the margin.

                      Asset and Liability Maturity Reporting Schedule
                                       December 31, 1996

                                             After One
                                    Within   But Within    After
Dollars in thousands               One Year  Five Years  Five years    Total

Loans  ..........................   $83,148   $59,140     $6,145      $128,734
Securities:
  Available for sale.............     3,551     3,962         --         7,518
  Hold to maturity...............     1,937       692        583         3,182
Interest bearing deposits
    with banks...................    10,141        --         --        10,141
Federal bonds sold...............     4,000        --         --         4,000
  Total Earning Assets               82,777     83,796      6,999      153,570

Deposits:
  Savings, NOW and money market...  $6,778          --        --       $ 6,776
  Time certificates of deposit....  61,611        8,128       --       $ 9,939
 Long-term borrowings.............     555          739                  1,294
  Total Interest Bearing
    Liabilities................... 121,142         8,867        0      190,000

  Net Interest Rate Sensitivity Gap ($28,368)    $54,927     $6,999    675,661

Capital

    The Company and the Bank exceeded all current regulatory capital requirements to be classified as well capitalized, the highest regulatory standard. In order to be categorized as a well-capitalized institution, the FDIC requires banks it regulates to maintain a leverage ratio, defined as Tier I capital divided by total average assets, of 5%; total capital of at least 10% of risk-weighted assets; and core capital of at least 6% of risk-weighted assets. At December 31, 1996, First Community Bank's leverage ratio was 10.41%, the ratio of total capital to risk-weighted assets was 13.10%, and the ratio of core capital to risk-weighted assets was 12.14%. The Company's leverage ratio at December 31, 1996 was 11.96%, the ratio of total capital to risk-weighted assets was 15.77%, and the ratio of core capital to risk-weighted assets was 14.78%.

    No cash dividends were paid in 1996 or 1995.

                  INFORMATION CONCERNING SHAREHOLDER PROPOSALS

    Proposals of shareholders intended to be presented at the Annual Meeting of Shareholders of FCFG scheduled to be held April 1998, must be received for inclusion in the Proxy Statement and form of Proxy relating to that meeting by November 30, 1997.

                                     BY ORDER OF THE BOARD OF DIRECTORS

Lacey, Washington                    Lori L. Fobes
March 31, 1997                       Secretary

    IMPORTANT: An affirmative vote of the holders of a majority of the outstanding shares is required to approve Item 1. The prompt return of proxies will save FCFG the expense of further requests for proxies, you are urged to SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. If you do attend the meeting, you may then withdraw your Proxy. Any person giving a Proxy may revoke it prior to its exercise.

                                                                CONSOLIDATED

                                                                   FINANCIAL

                                                                  STATEMENTS

                         TABLE OF CONTENTS

                                                                             PAGE
                                                                             -----
INDEPENDENT AUDITOR'S REPORT..............................................   F-1
CONSOLIDATED FINANCIAL STATEMENTS
Consolidated Balance Sheets...............................................   F-2
Consolidated Statements of Income.........................................   F-3
Consolidated Statements of Stockholders' Equity...........................   F-4
Consolidated Statements of Cash Flows.....................................   F-5
Notes to Consolidated Financial Statements................................   F-6


INDEPENDENT AUDITORS' REPORT

BOARD OF DIRECTORS

First Community Financial Group, Inc.

LACEY, WASHINGTON

    We have audited the accompanying consolidated balance sheets of First Community Financial Group, Inc. and Subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Community Financial Group, Inc. and Subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.


KNIGHT, VALE & GREGORY, INC., P.S.

February 5, 1997, except for Note 19, for which the date is March 6, 1997

TACOMA, WASHINGTON

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

First Community Financial Group, Inc. and Subsidiaries
December 31, 1996 and 1995

                                                                                                 1996       1995
                                                                                               ---------  ---------
Assets
Cash and due from banks (Note 3).............................................................  $ 8,467     $9,959
Interest bearing deposits in other banks.....................................................   10,141     11,982
Federal funds sold...........................................................................    4,000      2,750
Securities available for sale (Note 4).......................................................    7,513      7,143
Securities held to maturity (fair value
  1996--$3,249, 1995 -$7,345) (Note 4).......................................................    3,182      7,262
Loans held for sale..........................................................................      726      1,478
Loans (Notes 5, 11 and 12)...................................................................  130,632    126,154
Allowance for credit losses (Note 5).........................................................   (1,420)    (1,376)
Loans--net...................................................................................  129,212    124,778
Premises and equipment (Note 6)..............................................................    7,593      7,840
Foreclosed real estate.......................................................................    1,063        385
Accrued interest receivable..................................................................      834        985
Cash value of life insurance.................................................................    2,088      1,650
Other assets.................................................................................    1,682      1,620
Total assets................................................................................. $176,501   $177,832
Liabilities
Deposits:
Non-interest bearing demand..................................................................  $24,719    $29,375
Savings and NOW..............................................................................   58,776     64,704
Time deposits (Note 7).......................................................................   69,939     62,092
Total deposits...............................................................................  153,434    156,171
Long term debt (Note 8)......................................................................    1,294      1,237
Accrued interest payable.....................................................................      229        341
Other liabilities............................................................................      625        843
Total liabilities............................................................................  155,582    158,592
Commitments and Contingent Liabilities (Notes 11 and 12).....................................    --         --
Stockholders' Equity
Preferred stock, no par value; 200,000 shares authorized, none issued........................    --         --
Common stock, par value $2.50 per share; 10,000,000 shares authorized, 1,698,505 shares
  issued in 1996 and 1,612,472 shares issued in 1995 (Notes 12, 13, and 14)..................    4,246      4,031
Surplus......................................................................................   13,745     12,311
Retained earnings............................................................................    3,186      2,940
Net unrealized depreciation on available for sale securities, net of tax of $7 in 1996 and
  $22 in 1995 (Note 4).......................................................................      (13)       (42)
Guarantee of KSOP Obligation (Notes 8 and 12)................................................     (245)      --
Total stockholders' equity...................................................................   20,919     19,240
Total liabilities and stockholders' equity................................................... $176,501   $177,832

See notes to consolidated financial statements

Consolidated Statements of Income
(Dollars in thousands, except per share data)
First Community Financial Group, Inc. and Subsidiaries
Years Ended December 31, 1996 and 1995

                                                                    1996           1995
                                                               -------------  ------------
Interest Income
Loans........................................................   $   14,017     $   13,404
Federal funds sold and deposits in banks.....................          544            969
Investment securities:
Taxable......................................................          579           694
Non-taxable..................................................          138           164
Total interest income........................................       15,278        15,231
Interest Expense
Deposits.....................................................       5,546         5,459
Other........................................................         110           126
Total interest expense.......................................       5,656         5,585
Net interest income..........................................       9,622         9,646
Provision for Credit Losses (Note 5).........................         261           236
Net interest income after provision for credit losses........       9,361         9,410
Non-Interest Income
Service charges on deposit accounts..........................       1,105           988
Origination fees and gains on sales of loans.................         443           388
Other operating income.......................................         276           347
Total non-interest income....................................       1,824         1,723
Non-Interest Expenses
Salaries.....................................................       3,753         4,634
Employee benefits (Note 12)..................................         779           870
Occupancy....................................................         618           548
Equipment....................................................         835           732
Other (Note 18)..............................................       2,621         3,105
Total non-interest expenses..................................       8,606         9,889
Operating income before income taxes.........................       2,579         1,244
Income Taxes (Note 9)........................................         718           324
Net income...................................................    $  1,861          $920
Earnings per Common Share and Common Equivalent Share
  (Notes 1 and 13)...........................................    $   1.03       $    .51
Average number of common and equivalent shares outstanding      1,814,454      1,811,892
Earnings per Common Share--Assuming Full Dilution
  (Notes 1 and 13)...........................................    $   1.01       $    .51
Average number of common and equivalent shares outstanding      1,837,362      1,816,728

See notes to consolidated financial statements

Consolidated Statements of Stockholders' Equity
(Dollars in thousands)
First Community Financial Group, Inc. and Subsidiaries
Years Ended December 31, 1996 and 1995

                                                                                          NET UNREALIZED
                                                                                          DEPRECIATION ON   GUARANTEED
                                                      COMMON                 RETAINED     AVAILABLE-FOR-       KSOP
                                                       STOCK      SURPLUS    EARNINGS     SALE SECURITIES   OBLIGATION    TOTAL
                                                    -----------  ---------  -----------  ----------------- ------------- ---------
Balance, December 31, 1994........................   $   3,823   $  10,170   $   4,093       ($    100)           --      $17,986
Net income........................................          --          --         920              --            --          920
Common stock issued...............................          28          41          --              --            --           69
Stock options exercised...........................          57         155          --              --            --          212
5% Stock dividend (Note13)                                 123         763         (891)            --            --
Transfer from retained earnings...................          --       1,182       (1,182)            --            --           --
Change in unrealized
 depreciation on available
 for sale securities, net of tax..................          --          --            --            58            --           58
Balance, December 31, 1995........................   $   4,031   $  12,311   $   2,940       ($     42)           --      $19,240
Net income........................................          --          --       1,861              --            --        1,861
Stock options exercised...........................          14          31          --              --            --           45
5%Stock dividend (Note 13)........................         201       1,584      (1,796)             --            --
Transfer to retained earnings.....................          --        (181)        181              --            --           --
Change in unrealized
 depreciation on available
 for sale securities, net of tax..................          --         --          --               29            --           29
Net Increase in Guaranteed
  KSOP Obligation (Notes 8 and 12)................          --         --          --               --           (245)       (245)

Balance, December 31, 1996........................   $   4,246   $  13,745   $   3,186       $     (13)       $ (245)     $20,919

See notes to consolidated financial statements

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

First Community Financial Group, Inc. and Subsidiaries



Years Ended December 31, 1996 and 1995

                                                                            1996          1995
                                                                     ---------------  ---------
Cash Flows from Operating Activities
Net income.........................................................  $     1,861       $   920
Adjustments to reconcile net income to net cash
 provided by operating activities:
Provision for credit losses........................................          261            236
Depreciation and amortization......................................          772            703
Deferred income taxes..............................................           16             62
Stock dividends received...........................................          (81)            --
Gain on sale of loans..............................................           --            (78)
Origination of loans held for sale.................................       (18,966)      (12,590)
Proceeds from sales of loans held for sale.........................        19,718        11,366
Net increase in cash value of life insurance.......................          (438)         (591)
Gain on sale of foreclosed real estate.............................           (41)           --
Other--net.........................................................          (192)         (485)
Net cash provided by operating activities..........................         2,910           513
Cash Flows from Investing Activities
Net increase in interest bearing deposits in other banks...........        (1,250)       (6,515)
Net decrease in Federal funds sold.................................         1,841         5,905
Purchases of securities held to maturity...........................            --        (2,133)
Purchases of securities available for sale ........................        (2,360)       (2,472)
Proceeds from maturities of securities held to maturity............         4,045         3,944
Proceeds from maturities of securities available for sale..........         2,093         2,028
Net increase in loans..............................................        (5,910)      (10,886)
Proceeds from sales of foreclosed assets...........................           572         1,034
Additions to premises and equipment................................          (575)       (3,075)
Other--net.........................................................            33            29
Net cash used in investing activities..............................        (1,511)      (12,141)
Cash Flows from Financing Activities
Net increase (decrease) in demand deposits, NOW and savings
  accounts.........................................................       (10,584)        4,444
Net increase in time deposit accounts..............................         7,847        10,184
Net decrease in short-term borrowings..............................            --          (500)
Proceeds from sale of common stock.................................            45           281
Proceeds from issuance of long-term debt...........................            --           200
Repayment of long-term debt........................................          (188)          (76)
Payment for fractional shares......................................           (11)           (5)
Net cash provided by financing activities..........................        (2,891)       14,528
Net change in cash and due from banks..............................        (1,492)        2,900
Cash and Due from Banks
Beginning of year..................................................         9,959         7,059
End of year........................................................      $  8,467     $   9,959
Supplemental Disclosures of Cash Flow Information
Cash payments for:
Interest...........................................................      $  5,768     $    5,540
Income taxes.......................................................           805            439
Supplemental Schedule of Non-Cash Investing Activities
Foreclosed real estate acquired in settlement of loans.............  $      1,708     $    1,062
Change in depreciation of available for sale securities, net.......            29             58
Net increase in guarantee of KSOP obligation.......................           245              --
Reclassification of securities held to maturity to
   securities available for sale ..................................            --           2,059

See notes to consolidated financial statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FIRST COMMUNITY FINANCIAL GROUP, INC. AND SUBSIDIARIES
DECEMBER 31, 1996 AND 1995

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of First Community Financial Group, Inc. (the Company) and its wholly owned subsidiaries, First Community Bank of Washington (FCB) and Information Management Systems, Inc. (IMS). FCB is referred to as "the Bank". FCB Financial Services, Inc., a wholly owned subsidiary of FCB, is also included in the consolidated financial statements. Premises, Inc., which was a wholly owned subsidiary of the Company prior to 1996, was merged into FCB during 1996. All significant intercompany transactions and balances have been eliminated.

NATURE OF OPERATIONS

    The Company provides commercial banking services in Washington State through ten branches concentrated in and around Thurston, Grays Harbor, Pierce and Lewis Counties. Additionally, the Company provides real estate mortgage lending services and the sale of non-deposit investment products through its branch network. The Company's primary source of revenue is providing loans to customers who are predominately small and middle-market businesses and middle-income individuals.

FINANCIAL STATEMENT PRESENTATION

    The financial statements have been prepared in accordance with generally accepted accounting principles and practices within the banking industry. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet, and revenues and expenses for the period. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to change relate to the determination of the allowance for credit losses and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowance for credit losses and the valuation of foreclosed real estate, management obtains independent appraisals for significant properties.

    Certain prior year amounts have been reclassified to conform to 1996 presentation.

SECURITIES AVAILABLE FOR SALE

    Securities available for sale consist of debt and certain equity securities not classified as trading or as securities held to maturity. Securities available for sale are reported at fair value. Unrealized gains and losses, net of the related deferred tax effect, are reported as a net amount in a separate component of stockholders' equity. Realized gains and losses on securities available for sale, determined using the specific identification method, are included in earnings. Amortization of premiums and accretion of discounts are recognized in interest income over the period to maturity.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FIRST COMMUNITY FINANCIAL GROUP, INC. AND SUBSIDIARIES
DECEMBER 31, 1996 AND 1995

Note 1--Summary of Significant Accounting Policies (continued)

SECURITIES HELD TO MATURITY


    Debt securities for which the Company has the positive intent and ability to hold to maturity are reported at cost, adjusted for amortization of premiums and accretion of discounts, which are recognized in interest income over the period to maturity.


    Declines in the fair value of individual securities held to maturity and available for sale below their cost that are other than temporary result in writedowns of the individual securities to their fair value. Such writedowns are included in earnings as realized losses. Loans Held for Sale


LOANS HELD FOR SALE


    Mortgage and government guaranteed loans originated for sale in the secondary market are carried at the lower of cost or estimated market value. Net unrealized losses are recognized through a valuation allowance established by charges to income.


LOANS


    Loans are stated at the amount of unpaid principal, reduced by an allowance for credit losses. Interest on loans is accrued daily based on the principal amount outstanding. The accrual of interest on loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed against current income. If management determines that the ultimate collectibility of principal is in doubt, cash receipts on nonaccrual loans are applied to reduce the principal income.


    The Bank's policy is to defer loan origination and commitment fees and certain direct loan origination costs and amortize the net amount as an adjustment of the yield of the related loan.


ALLOWANCE FOR CREDIT LOSSES


    The allowance for credit losses is increased by provisions charged to operations and reduced by loans charged off, net of recoveries. The allowance is based on management's periodic evaluation of potential losses in the loan portfolio after consideration of historical loss experience, adverse situations that may affect the borrowers' ability to repay, the estimated value of any underlying collateral, economic conditions, the results of examination of individual loans, the evaluation of the overall portfolio by senior credit personnel and federal and state regulatory agencies, and other risks inherent in the portfolio.


    When management determines that it is possible that a borrower will be unable to repay all amounts due according to the terms of the loan agreement, including scheduled interest payments, the loan is considered impaired. The amount of impairment is measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, or when the primary source of repayment is provided by real estate collateral, at the fair value of the collateral less estimated selling costs. The amount of impairment and any subsequent charges are recorded through the provision for credit losses as an adjustment to the allowance for credit losses.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FIRST COMMUNITY FINANCIAL GROUP, INC. AND SUBSIDIARIES
DECEMBER 31, 1996 AND 1995

Note 1--Summary of Significant Accounting Policies (continued)

PREMISES AND EQUIPMENT

    Premises and equipment are stated at cost less accumulated depreciation, which is computed on a straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the term of the lease or the estimated useful life of the improvement, whichever is less. Gains or losses on dispositions are reflected in earnings.

FORECLOSED REAL ESTATE

    Real estate properties acquired through, or in lieu of, foreclosure are to be sold and are initially recorded at the fair value of the properties less estimated costs of disposal. Any write-down to fair value at the time of transfer to foreclosed real estate owned is charged to the allowance for credit losses. Properties are evaluated regularly to ensure that the recorded amounts are supported by their current fair values, and that valuation allowances to reduce the carrying amounts to fair value less estimated costs to dispose are recorded as necessary. Additions to or reductions from valuation allowances are recorded in income.

INCOME TAXES

    Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

    Subsidiaries provide for tax on a separate company basis and remit to the Company amounts currently due.

FAIR VALUES OF FINANCIAL INSTRUMENTS

    The following methods and assumptions were used by the Company in estimating fair values of financial instruments as disclosed in the financial statements:

      CASH AND SHORT-TERM INSTRUMENTS

      The carrying amounts of cash and short-term instruments approximate their fair value.

      SECURITIES AVAILABLE FOR SALE AND HELD TO MATURITY

      Fair values for securities, excluding restricted equity securities, are based on quoted market prices. The carrying values of restricted equity securities approximate fair values.

      LOANS

      For variable rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for fixed rate loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values of loans held for sale are based on their estimated market prices. Fair values for impaired loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

(continued)
                                       F-8

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FIRST COMMUNITY FINANCIAL GROUP, INC. AND SUBSIDIARIES
DECEMBER 31, 1996 AND 1995

NOTE 1--Summary of Significant Accounting Policies (Continued)

      DEPOSIT LIABILITIES

      The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). The carrying amounts of variable rate, fixed term money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed rate certificates of deposit are estimated using a discounted cash flow calculation based on interest rates currently being offered on similar certificates.

      SHORT-TERM BORROWINGS

      The carrying amounts of federal funds purchased and other short-term borrowings maturing within 90 days approximate their fair values. Fair values of other short-term borrowings are estimated using discounted cash flow analyses based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

      LONG-TERM DEBT

      The fair values of the Company's long-term debt are estimated using discounted cash flow analyses based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

CASH AND CASH EQUIVALENTS

    The Company considers all cash and due from depository institutions to be cash equivalents. The Company maintains cash in depository institution accounts which, at times, may exceed Federally insured limits. The Company has not experienced any losses in such accounts.

EARNINGS PER COMMON SHARE

    Earnings per common and equivalent share is calculated by dividing net income by the weighted average number of common shares and common share equivalents outstanding during the years presented. Fully diluted earnings per share assumes that all dilutive stock options outstanding are issued such that their dilutive effect is maximized.

RECENT ACCOUNTING PRONOUNCEMENTS

    In June 1996, the Financial Accounting Standards Board issued Statement No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments (SFAS No. 125), which establishes accounting and reporting standards based on consistent application of a financial components approach that focuses on control. Under this approach, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when satisfied. The Statement also provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. Most provisions of the Statement is effective for the year beginning after December 15, 1996 and may not be applied retroactively. Certain other provisions of this Statement were deferred until years beginning after December 31, 1997 by SFAS No. 127, Deferral of the Effective Date of Certain Provisions of FASB No. 125, which was issued by the Financial Accounting Standards Board in December 1996. The Bank has not assessed the impact of SFAS No. 125 on its future operations.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FIRST COMMUNITY FINANCIAL GROUP, INC. AND SUBSIDIARIES
DECEMBER 31, 1996 AND 1995

NOTE 2--ACCOUNTING CHANGES

    Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (SFAS No. 123). Under SFAS No. 123, stock-based compensation is measured either using the intrinsic value method as prescribed by Accounting Principles Board Opinion No. 25 Accounting for Stock Issued to Employees (APB No. 25)or the fair value method described in SFAS No. 123. Companies choosing the intrinsic value method are required to disclose the pro forma impact of the fair value method on net income and earnings per share. The Company implemented SFAS No. 123 using the intrinsic value method, which had no effect on its financial position or results of operations. Required pro forma disclosures are included in Note 14.

NOTE 3--RESTRICTED ASSETS

    Federal Reserve Board regulations require that, based on the composition of the Bank's deposits, the Bank maintain certain minimum reserves in the form of cash on hand or balances on deposit with the Federal Reserve Bank. The average amounts of such balances for the year ended December 31, 1996 and 1995 were approximately $970,000 and $1,150,000, respectively.

NOTE 4--DEBT AND EQUITY SECURITIES

    Debt and equity securities have been classified according to management's intent. The carrying amount of securities and the approximate fair values at December 31 were as follows (dollars in thousands):

                                                                                      GROSS           GROSS       ESTIMATED
                                                                     AMORTIZED     UNREALIZED      UNREALIZED       FAIR
                                                                       COST           GAINS          LOSSES         VALUE
                                                                    -----------  ---------------  -------------  -----------
Available-for-Sale Securities
December 31, 1996
U.S. Government and agency securities.............................   $   3,557      $       6       $      27     $   3,536
Equity securities.................................................       2,053             --              --         2,053
Corporate securities..............................................         855             --               1           854
Mortgage backed securities........................................         745             --              11           734
State and municipal securities....................................         323             13              --           336
                                                                     $   7,533      $      19       $      39     $   7,513
Available-for-Sale Securities
December 31, 1995
U.S. Government and agency securities.............................   $   3,753      $       4       $      18     $   3,739
Equity securities.................................................       1,821             --              --         1,821
Corporate securities..............................................         297              1              --           298
Mortgage backed securities........................................       1,012             --              58           954
State and municipal securities....................................         324              7              --           331
                                                                     $   7,207      $      12       $      76     $   7,143

(continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 1996 AND 1995

Note 4--Debt and Equity Securities (continued)

                                                                                   GROSS         GROSS      ESTIMATED
                                                                  AMORTIZED     UNREALIZED    UNREALIZED      FAIR
                                                                     COST          GAINS        LOSSES        VALUE
                                                                 ------------  -------------  -----------  -----------
Held-to-Maturity Securities
December 31, 1996
U.S. Government and agency securities..........................  $      1,251    $       4     $      --    $   1,255
Corporate securities...........................................           251           --            --          251
State and municipal securities.................................         1,680           69             6        1,743
                                                                 $      3,182    $      73     $       6    $   3,249
December 31, 1995
U.S. Government and agency securities..........................  $      4,214    $       6     $      --    $   4,220
Corporate securities...........................................           822           21            --          843
State and municipal securities.................................         2,226           56            --        2,282
                                                                 $      7,262    $      83     $      --     $  7,345

    The scheduled maturities of held-to-maturity and available-for-sale debt securities at December 31, 1996 were as follows (dollars in thousands):

                                                              HELD-TO-MATURITY SECURITIES          AVAILABLE-FOR-SALE SECURITIES
                                                          -----------------------------------  -------------------------------------
                                                                                   ESTIMATED                             ESTIMATED
                                                                                   WEIGHTED                              WEIGHTED
                                                           AMORTIZED     FAIR       AVERAGE     AMORTIZED     FAIR        AVERAGE
                                                             COST        VALUE       YIELD        COST        VALUE        YIELD
                                                          -----------  ---------  -----------  -----------  ---------  -------------
Due in one year or less.................................   $   1,937   $   1,953        5.65%   $   1,511   $   1,498         5.09%
Due after one year through five years...................         692         712        5.93%       3,969       3,962         5.83%
Due after five years through ten years..................         553         584        5.91%          --          --           --
                                                           $   3,182   $   3,249                $   5,480    $   5,460

    The carrying amount and approximate market value of debt securities at December 31, 1996 by contractual maturity are shown above. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

    Securities with a carrying value of $1,553,000 and $2,059,000 at December 31, 1996 and 1995, respectively, were pledged to secure public deposits and certain short-term borrowings, and for other purposes as required by law.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FIRST COMMUNITY FINANCIAL GROUP, INC. AND SUBSIDIARIES
DECEMBER 31, 1996 AND 1995

NOTE 5--LOANS

The composition of loans at December 31 was (dollars in thousands):

                                                     1996          % OF           1995          % OF
                                                  PORTFOLIO      PORTFOLIO      PORTFOLIO     PORTFOLIO
                                                 -----------    -----------    -----------   -----------
Commercial.....................................    $ 27,353         20.94%       $ 28,259        22.40%
Real estate construction.......................      14,071         10.77%         15,701        12.45%
Real estate mortgage:
  1-4 Family...................................      21,381         16.37%         20,678        16.39%
  Commercial...................................      61,861         47.35%         54,450        43.16%
Consumer.......................................       5,966          4.57%          7,066         5.60%

                                                   $130,632        100.00%       $126,154       100.00%

Transactions in the allowance for credit losses for the years ended December 31, were as follows (dollars in thousands):

                                                                               1996       1995
                                                                             ---------  ---------
Balance at beginning of year...............................................  $   1,376  $   1,250

Provision charged to operations............................................        261        236

Losses charged to allowance................................................       (227)      (176)
Recoveries credited to allowance...........................................         10         66
  Net charge-offs..........................................................       (217)      (110)

  Balance at end of year...................................................  $   1,420  $   1,376

Ratio of net charge-offs to Average Loans Outstanding......................        .17%       .09%


The recorded investment in impaired loans was $1,898,000 and $1,427,000 at December 31, 1996 and 1995, respectively. Specific allocations of $132,000 at December 31, 1996 and $164,000 at December 31, 1995 of the allowance for credit losses were made for $1,493,000 and $814,000, respectively, of these impaired loans. For the remaining impaired loans, no allocation of the allowance for credit losses was considered necessary. The average recorded investment in impaired loans during the years ended December 31, 1996 and 1995 was $1,017,000 and $1,541,000, respectively. No interest income was recognized or collected in cash during 1996.

At December 31, 1996, there were no commitments to lend additional funds to borrowers whose loans were impaired. Loans over 90 days past due still accruing interest were $1,238,000 and $401,000 at December 31, 1996 and 1995, respectively.



(continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FIRST COMMUNITY FINANCIAL GROUP, INC. AND SUBSIDIARIES
DECEMBER 31, 1996 AND 1995

Note 5--Loans (concluded)

Maturity and repricing information for the Company's loan portfolio at December 31, 1996 is as follows:



                                        FIXED RATE      FLOATING RATE
                                        MATURING IN     REPRICING IN       TOTAL
                                       -------------  -----------------  ---------
0-90 days                              $ 10,285           $ 29,300       $  39,585
91--365 days                             21,37               2,190          23,563
1 year--5 years                          52,093              7,047          59,140
5 years and greater                       5,840                606           6,446
                                       $ 89,591           $ 39,143         128,734
Loans on which the accrual of
  interest has been discontinued                                             1,898
                                                                        $  130,632

At December 31, 1996 and 1995, certain officers and directors, and companies in which they have 10% or more beneficial interest, were indebted to the Bank in the aggregate amount of $6,177,000 and $4,972,000, respectively. All such loans were made in the ordinary course of business. During 1996 $3,510,000 of new loans were made, and repayments totaled $2,305,000. During 1995, $6,415,000 of new loans were made, and repayments totaled $4,338,000.

NOTE 6--PREMISES AND EQUIPMENT

Premises and equipment at December 31 were (dollars in thousands):

                                                            1996       1995
                                                         ---------  ---------
Land.................................................     $ 1,190    $  1,010
Bank premises........................................       5,972       6,052
Equipment, furniture and fixtures....................       4,675       4,194
Total cost...........................................      11,837      11,256
Accumulated depreciation 4,244.......................       3,416
                                                          $ 7,593    $  7,840

At December 31, 1996, the Company had various noncancellable lease agreements for office space and branch facilities requiring the following minimum payments for the years ending December 31: 1997-- $73,000; 1998 -$53,000; 1999--$38,000; 2000--$38,000; 2001--$38,000 and thereafter--$94,000. The leases contain renewal options for between one and four additional terms of between five and ten years each. Because of possible future lease renewals, these payments are not necessarily a forecast of future rental expense.

Total rental expense was $74,000 in 1996 and $113,000 in 1995.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FIRST COMMUNITY FINANCIAL GROUP, INC. AND SUBSIDIARIES
DECEMBER 31, 1996 AND 1995

NOTE 7--INTEREST BEARING DEPOSITS

The aggregate amount of short-term jumbo certificates of deposit, each with a minimum denomination of $100,000, was approximately $15,035,000 and $15,198,000 at December 31, 1996 and 1995, respectively. At December 31, 1996 scheduled maturities of certificates of deposit are as follows (dollars in thousands):

                        1997                    $ 61,811
                        1998                       6,407
                        1999                         865
                        2000                         759
                        2001                          69
                        2002                          28
                        Total................   $ 69,939

NOTE 8--LONG-TERM DEBT

Long-term debt at December 31 is as follows (dollars in thousands):

                                                            1996       1995
                                                          --------   --------
Note payable to a director of the Company due
  in monthly installments of $8,000, including
  interest at 0.75% over the prime rate (9.0%
  at December 31, 1996), collateralized by
  equipment. Interest paid in 1996 and 1995
  totaled $22,000 and $32,000 respectively.              $   210     $   291

Note payable due in monthly installments of
  $6,000 including interest at 2.5% over the 5
  year constant maturity Treasury index,
  adjusted every 5 years (9.375% at December
  31, 1996), collateralized by premises.                     739         746

Note payable due in annual installments of
  $100,000, including interest at 6%,
  collateralized by premises.                                100         200

Note payable on behalf of the Company's KSOP
  due in monthly principal installments of
  $5,000, plus interest at 0.50% over prime
  (8.75% at December 31, 1996), collateralized
  by 14,000 shares of Company stock; guaranteed
  by the Company and the Bank.                               245         --

                                                         $ 1,294     $ 1,237

Principal reductions due on the above indebtedness for the years ending December 31 are as follows: 1997 -$257,000; 1998--$166,000; 1999--$97,000;
2000--$97,000; 2001--$17,000; and thereafter--$660,000.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FIRST COMMUNITY FINANCIAL GROUP, INC. AND SUBSIDIARIES
DECEMBER 31, 1996 AND 1995

NOTE 9--INCOME TAXES

The Company and its subsidiaries file a consolidated federal income tax return.

Income taxes are comprised of the following for the years ended December 31 (in thousands):

                                                            1996       1995
                                                           ------     ------
Current...............................................     $ 702       $ 262
Deferred..............................................        16          62
Total income taxes....................................     $ 718      $ 324

Deferred income taxes result from temporary differences in the recognition of income and expense which are reported in different periods for financial reporting and income tax purposes. The sources of the differences and the resulting deferred income tax provision are as follows (dollars in thousands):

                                                            1996       1995
                                                           ------     ------
Provision for credit losses...........................     ($ 106)    ($  54)
Depreciation..........................................        (17)       (10)
Deferred income.......................................        180        (96)
Low income housing tax credits........................         77       (275)
Increase (decrease) in valuation reserve..............        (77)       507
Other.................................................        (41)       (10)
Deferred income taxes.................................      $  16      $  62

A reconciliation of the Company's effective income tax rate with the Federal statutory tax rate for the years ended December 31, follows (dollars in thousands):

                                                      1996             1995
                                                ---------------  --------------
                                               AMOUNT PERCENT    AMOUNT PERCENT
                                               ------ -------    ------ -------
Income tax based on statutory rate........      $ 877   34.0%     $ 423   34.0%
Adjustments resulting from:
  Tax-exempt income.......................        (42)  (1.6)       (52)  (4.2)
  Tax credits.............................        (77)  (3.0)      (107)  (8.6)
  Other...................................        (40)  (1.6)        60    4.8
  Income taxes............................      $ 718   27.8%     $ 324   26.0%

(continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FIRST COMMUNITY FINANCIAL GROUP, INC. AND SUBSIDIARIES
DECEMBER 31, 1996 AND 1995

Note 9--Income Taxes (concluded)

Net deferred tax assets (liabilities) consist of the following components at December 31 (in thousands):

                                                            1996       1995
                                                           ------     ------
Deferred Tax Assets
  Allowance for credit losses, in excess of
    tax reserves.............................              $  417     $    311
  Deferred compensation......................                 147           93
  Low income housing tax credits.............                 930        1,007
  Valuation reserve..........................                (930)      (1,007)
  Unrealized depreciation on
    available-for-sale securities............                   7           22
  Other deferred tax assets..................                  23           23
  Total deferred tax assets..................                 594          449

Deferred Tax Liabilities

  Tax depreciation taken in excess of
    book depreciation........................                 199          412
  Deferred income............................                 216          592
  Other deferred tax liabilities.............                  47           34
  Total deferred tax liabilities.............                 838          662

Net deferred tax liabilities.................              $  244     $     213

NOTE 10--COMMITMENTS AND CONTINGENT LIABILITIES

FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

The Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. The financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheets.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FIRST COMMUNITY FINANCIAL GROUP, INC. AND SUBSIDIARIES
DECEMBER 31, 1996 AND 1995

Note 10--Commitments and Contingent Liabilities (continued)

FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. A summary of the Bank's commitments is as follows (dollars in thousands):

                                                              DECEMBER 31,
                                                         --------------------
                                                            1996       1995
                                                         ---------  ---------
Commitments to extend credit:
  Real estate secured..............................      $ 11,401    $  7,369
  Credit card lines................................         2,543       2,102
  Other............................................        18,977       8,489
Total commitments to extended credit...............      $ 32,921    $ 17,960
Standby letters of credit..........................      $    487    $    452

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank's experience has been that approximately 70% of loan commitments are drawn upon by customers. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the party. Collateral held varies, but may include accounts receivable, inventory, property and equipment, residential real estate, and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral held varies as specified above, and is required in instances where the Bank deems necessary.

The Bank has agreements with commercial banks for various short-term credit facilities totaling $3,300,000, none of which were used during 1996 or 1995. The Bank also has a credit line with the Federal Home Loan Bank which allows it to borrow up to 10% of the Bank's assets (approximately $17 million at December 31, 1996). Borrowings under the Federal Home Loan Bank borrowing line in 1996 or 1995 were repaid within days of the respective advances, and average balances outstanding related to these borrowings were nominal.

(continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FIRST COMMUNITY FINANCIAL GROUP, INC. AND SUBSIDIARIES
DECEMBER 31, 1996 AND 1995

Note 10--Commitments and Contingent Liabilities (concluded)

CONTINGENCIES

Because of the nature of its activities, the Company is subject to various pending and threatened legal actions which arise in the ordinary course of business. In the opinion of management, liabilities arising from these claims, if any, will not have a material effect on the financial position of the Company.

The Company has entered into contracts with certain of its executives and others which provide for contingent payments subject to future events.

NOTE 11--CONCENTRATION OF CREDIT RISK

The Bank has credit risk exposure including off-balance-sheet credit risk exposure related to real estate loans as disclosed in Notes 5 and 11. The ultimate collectibility of a substantial portion of the loan portfolio is susceptible to changes in economic and market conditions in the region. The bank generally requires collateral on all real estate exposures and typically maintains loan-to-value ratios of no greater than 80%.

Investments in state and municipal securities generally involve governmental entities within Washington State. Standby letters of credit were granted primarily to commercial borrowers. The Bank, as a matter of practice, generally does not extend credit to any single borrower or group of related borrowers in excess of $3,000,000.

The contractual amounts of credit-related financial instruments such as commitments to extend credit, credit-card arrangements, and letters of credit represent the amounts of potential accounting loss should the contract be fully drawn upon, the customer default, and the value of any existing collateral become worthless.

NOTE 12--BENEFIT PLANS

EMPLOYEE STOCK OWNERSHIP PLAN

The Company has a combined employee stock ownership and profit sharing plan with 401(k) provisions (KSOP) which covers substantially all employees who have completed at least one year of service.

During 1996, the Company leveraged the KSOP (Note 8). Proceeds from the note were used to purchase 20,000 shares of Company stock, which were initially pledged as collateral on the note. As the debt is repaid, shares are released from collateral and allocated to active employees, based on the proportion of debt service paid during the year.

The Company accounts for the KSOP in accordance with Statement of Position 93-6 of the American Institute of Certified Public Accountants. Accordingly, the balance of the debt of the KSOP is included in long-term debt on the accompanying balance sheet with a corresponding deduction from stockholders' equity. As shares are released from collateral, the Company reports compensation expense equal to the current market price of the shares, and the shares become outstanding for earnings-per-share computations.

(continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FIRST COMMUNITY FINANCIAL GROUP, INC. AND SUBSIDIARIES
DECEMBER 31, 1996 AND 1995

Note 12--Benefit Plans (continued)

Eligible employees may defer up to 12% of their annual compensation in a pre-tax basis subject to certain IRS limits. The Company contributes to the Plan one-half the employees' contributions up to 3% of the employees' compensation. Profit sharing contributions to the Plan may also be made at the discretion of the Board of Directors. The Company also makes contributions equal to the amount required to service the Plan' s debt under the terms of the KSOP note. Company contributions to this plan totaled $168,000 and $165,000 in 1996 and 1995, respectively.

The KSOP shares as of December 31 were as follows:

                                                            1996       1995
                                                           ------     ------
Allocated shares......................................   $  70,303   $ 63,742
Unreleased shares.....................................      14,000       --
Total KSOP shares.....................................      84,303     63,742

Fair value of unreleased shares.......................   $ 308,000       N/A


When a participant terminates from the Plan, the participant may choose to have his account distributed in either cash or Company stock. Certain participants may also be eligible to diversify a certain percentage of their accounts. A distribution of stock in the event of termination or diversification requires the Company to issue put options to the participant. This permits the participant to sell the stock to the Company at fair value at any time during the option periods, which can be as long as 18 months. At December 31, 1996 and 1995, outstanding put options were not material.

401(k)/Profit Sharing Plan

During 1995, contributions to the 401K plan of Northwest Community Bank, totaled $58,000 prior to its acquisition by the Company in November 1995. The plan was discontinued upon the Company's acquisition of Northwest Community Bank.

INCENTIVE COMPENSATION PLAN

Incentive compensation is awarded to officers and qualified employees based on the financial performance of the Company. Awards are payable if the Company and its subsidiaries meet earnings and other performance objectives and are determined as a percentage of their base salary. Fees paid to directors are also adjusted annually based on the financial performance of the Company. Awards under the plan for 1996 totaled $111,000. No awards were made under the plan in 1995.

Northwest Community Bank maintained an incentive compensation plan for certain officers. Awards under this plan totaled $300,000 in 1995 prior to its acquisition by the Company.

EXECUTIVE SUPPLEMENTAL INCOME PLAN

The Company provides an Employee Supplemental Income (ESI) plan covering a select group of management personnel. The post-retirement benefit provided by the ESI plan is designed to supplement a participating officer's retirement benefits from social security, in order to provide the officer with a certain percentage of final average income at retirement age. Expenses related to this plan totaled $54,000 and $70,000 in 1996 and 1995, respectively.

(continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FIRST COMMUNITY FINANCIAL GROUP, INC. AND SUBSIDIARIES
DECEMBER 31, 1996 AND 1995

Note 12--Benefit Plans (concluded)

Benefits to employees may be funded by life insurance policies purchased by the Company, which had cash surrender values of $1,961,000 and $1,545,000 at December 31, 1996 and 1995, respectively. Liabilities to employees, which are being accrued over their expected time to retirement, were $113,000 and $64,000 at December 31, 1996 and 1995, respectively.

DIRECTOR DEFERRED INCOME PLAN

In 1992, the Board of Directors approved a plan similar to the ESI plan under which a director may elect to defer director fees until retirement and to provide a death benefit.

Benefits to directors may be funded by life insurance policies purchased by the Company, which had cash surrender values of $127,000 and $105,000 at December 31, 1996 and 1995, respectively. Accrued liabilities to directors at December 31, 1996 and 1995 totaled $122,000 and $70,000, respectively. Expenses associated with this plan were $58,000 and $22,000 in 1996 and 1995, respectively.

NOTE 13--STOCK DIVIDENDS

In 1996 the Board of Directors declared a 5% stock dividend to shareholders of record as of March, 20, 1996. The effect of the dividend was to increase the number of shares outstanding by 80,226. In 1995 the Board of Directors declared a 5% stock dividend to shareholders of record on February 28, 1995. The effect of the dividend was to increase the number of shares outstanding by 49,234. Accordingly, all references to number of common shares and per share data in these financial statements have been restated to reflect the stock dividends.

NOTE 14--STOCK OPTION PLANS

The Company maintains stock option plans for non-employee members of the Board of Directors and incentive stock option plans for key employees. The exercise price of the stock options under the plans may not be less than the fair market value of the stock at the date of grant.

The Bank applies APB Opinion No. 25 and related interpretations in accounting for these plans; accordingly, no compensation cost has been recognized. Had compensation cost for the Company's stock option plans been determined based on the fair value at the grant dates for awards granted in 1996 under these plans, consistent with the method prescribed by SFAS No. 123 (see Note 2), the Company's net income and earnings per share would have been reduced to these pro forma amounts:

Net income (dollars in thousands):
  As reported...................................................  $   1,861
  Pro forma.....................................................      1,587
Earnings per share:
  As reported...................................................  $    1.03
  Pro forma.....................................................       0.90
Earnings per share, assuming full dilution:
  As reported...................................................  $    1.01
  Pro forma.....................................................        .88

(continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FIRST COMMUNITY FINANCIAL GROUP, INC. AND SUBSIDIARIES
DECEMBER 31, 1996 AND 1995

Note 14--Stock Option Plans (continued)

The fair value of each option grant is estimated on the date of grant, based on the Black-Scholes option-pricing model and using the following weighted-average assumptions: no dividend yield; risk-free interest rate of 6.50%; and expected lives of 10 years for the options.

Options granted during 1996 are 20% vested on each of the five subsequent anniversaries of the grant date. Vesting for 60,000 of these options is contingent upon "high performance" of the Bank as determined by the Company's executive committee.

Stock option and per shares amounts for current and prior periods have been adjusted to reflect the effect of stock dividends, and are as follows:

                                 EMPLOYEE   DIRECTOR   TOTAL    WEIGHTED AVERAGE
                                 OPTIONS    OPTIONS    OPTIONS   EXERCISE PRICE
                                 --------   --------   -------  ----------------
Under option at
  December 31, 1994...........    263,456    110,744   374,200       $ 11.45
    Exercised.................     (6,975)   (15,664)  (22,639)         9.34
    Expired...................    (11,007)   (15,565)  (26,572)        12.69
Under option at
  December 31, 1995...........    245,474     79,515   324,989         11.48
    Granted...................    100,000       --     100,000         20.00
    Exercised.................     (5,873)      --      (5,873)          .83
Forfeited.....................    (42,720)    (5,292)  (48,012)        13.49
Under option at
  December 31, 1996...........    296,881     74,223   371,104       $ 13.58
Options exercisable at
  December 31, 1996...........    133,695     55,171   188,866
Pro forma per share
  compensation cost of options
  granted during 1996.........                                       $  9.45

Options becoming exercisable under both stock option plans in future years ending December 31 are as follows: 1997--58,375; 1998--49,746; 1999--49,745;
2000--23,000; 2001--8,000. Options for 37,733 shares remain available to be granted at December 31, 1996.

(continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FIRST COMMUNITY FINANCIAL GROUP, INC. AND SUBSIDIARIES
DECEMBER 31, 1996 AND 1995

Note 14--Stock Option Plans (concluded)

The following information summarizes stock options outstanding at December 31, 1996:

                     Options Outstanding                   Options Exercisable
                           Weighted
                           Average        Weighted                    Weighted
Range of                   Remaining      Average                     Average
Exercise     Number        Contractual    Exercise       Number       Exercise
Prices       Outstanding   Life           Price          Exercisable  Price
Under $6     $  66,044     5              $  4.84         66,044      $  4.84
$6-$8           19,487     5                 6.89         14,990         7.11
$9-$11          59,337     6                10.78         57,337        10.78
$15-$20        226,236     8                17.44         50,495        15.42

               371,104                                   188,866

NOTE 15--CONDENSED FINANCIAL INFORMATION--PARENT COMPANY ONLY

Condensed Balance Sheets--December 31 (dollars in thousands)

                                                            1996       1995
                                                           ------     ------
Assets
  Cash...............................................    $    443    $    461
  Investment in subsidiaries.........................      18,052      16,110
  Buildings and equipment............................          17          28
  Due from subsidiaries..............................       2,477       2,477
  Other assets.......................................         232         182
  Total assets.......................................    $ 21,221    $ 19,258
Liabilities and Stockholders' Equity
Liabilities..........................................    $    302    $     18
Stockholders' Equity.................................      20,919      19,240
  Total liabilities and stockholders' equity.........    $ 21,221    $ 19,258

(continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FIRST COMMUNITY FINANCIAL GROUP, INC. AND SUBSIDIARIES
DECEMBER 31, 1996 AND 1995

Note 15--Condensed Financial Information--Parent Company Only (continued)

Condensed Statements of Income--Years Ended December 31 (dollars in thousands)

                                                            1996       1995
                                                           ------     ------
Operating Income
  Dividends received from subsidiaries...............     $    --      $  69
  Rental and other income............................          22         61
  Total operating income.............................          22        130
  Operating Expenses.................................         100        277
Loss before income taxes and equity in undistributed
  income of subsidiaries.............................         (78)      (147)
Income Tax Benefit...................................         (27)       (76)
Loss before equity in undistributed income of
  subsidiaries.......................................         (51)       (71)
Equity in Undistributed Income of Subsidiaries.......       1,912        991
Net income...........................................     $ 1,861      $ 920

(continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FIRST COMMUNITY FINANCIAL GROUP, INC. AND SUBSIDIARIES
DECEMBER 31, 1996 AND 1995

Note 15--Condensed Financial Information--Parent Company Only (concluded)

Condensed Statements of Cash Flows--Years Ended December 31 (dollars in thousands)

                                                            1996       1995
                                                           ------     ------
Cash Flows from Operating Activities
  Net income.........................................     $  1,861    $   920
  Adjustments to reconcile net income to net cash
    provided by operating activities:
      Equity in undistributed income
        of subsidiaries..............................       (1,912)        91)
      Increase in due from subsidiaries..............           --     (1,723)
      Depreciation...................................            6         19
      Other--net.....................................           (8)       (64)
  Net cash used by operating activities..............          (53)    (1,839)
Cash Flows from Investing Activities
  Investment in subsidiaries.........................           --        (66)
Cash Flows from Financing Activities
  Proceeds from sales of common stock................           45        281
  Payment for fractional shares......................          (11)        (4)
  Net cash provided by financing activities 35.......          276
    Net decrease in cash.............................          (18)    (1,629)
Cash
  Beginning of year..................................          461      2,090
  End of year........................................     $    443    $   461
Supplemental Schedule of Non-Cash Investing
  Activities Contribution of investment in Premises,
  Inc. to the Bank...................................     $  1,480    $    --
Stock issued in acquisition of Northwest
  Community Bank.....................................           --      1,377
Change in depreciation of available for sale
  securities, net....................................           29         58
Net increase in guaranteed KSOP obligation...........          245         --
Equipment transferred to Bank........................           --          4

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FIRST COMMUNITY FINANCIAL GROUP, INC. AND SUBSIDIARIES
DECEMBER 31, 1996 AND 1995

NOTE 16--REGULATORY MATTERS

The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory--and possibly additional discretionary--actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines on the regulatory framework for prompt corrective action, the Bank must meet specific capital adequacy guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company's and the Bank's capital classification is also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the table below) of Tier 1 capital (as defined in the regulations) to total average assets (as defined), and minimum ratios of Tier 1 and total capital (as defined) to risk-weighted assets (as defined). Under the regulatory framework for prompt corrective action, the Bank must maintain minimum Tier 1 leverage, Tier 1 risk-based, and total risk-based ratios as set forth in the table.

As of December 31, 1996, the Bank was categorized as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based, Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

The actual capital amounts and ratios are as follows (dollars in thousands):

                                                         TO BE WELL CAPITALIZED
                                                              UNDER PROMPT
                                       CAPITAL ADEQUACY     CORRECTIVE ACTION
                          ACTUAL           PURPOSES             PROVISIONS
                      --------------   ----------------- ----------------------
                      AMOUNT    RATIO    AMOUNT    RATIO     AMOUNT    RATIO
                      ------    -----    ------    -----     ------    -----
December 31, 1996
Tier 1 capital (to average assets)
  Consolidated......  $ 21,177   1.96%   $  7,079   4.00%        N/A     N/A
  FCB...............    17,941  10.41%      6,892   4.00%      8,615    5.00%
Tier 1 capital (to risk-weighted assets)
  Consolidated......  21,177    14.78%      5,730   4.00%        N/A     N/A
  FCB...............  17,941    12.14%      5,911   4.00%      8,866    8.00%
Total capital
 (to risk-weighted assets)
  Consolidated......  22,597    15.77%     11,461   8.00%        N/A     N/A
  FCB...............  19,361    13.10%     11,822   8.00%     14,777   10.00%
December 31, 1995
Tier 1 capital (to average assets)
  Consolidated...... $ 19,271   10.98%   $  6,927   4.00%        N/A     N/A
  FCB...............   14,799    8.43%      7,023   4.00%      8,779    5.00%
Tier 1 capital (to risk-weighted assets)
  Consolidated......  19,271    14.42%      5,345   4.00%        N/A     N/A
  FCB...............  14,799    11.60%      5,102   4.00%      7,654    6.00%
Total capital (to risk-weighted assets)
  Consolidated......  20,658    15.46%     10,690   8.00%        N/A     N/A
  FCB...............  16,175    12.68%     10,204   8.00%     12,756   10.00%

(continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FIRST COMMUNITY FINANCIAL GROUP, INC. AND SUBSIDIARIES
DECEMBER 31, 1996 AND 1995

Note 16--Regulatory Matters (concluded)

Management believes, as of December 31, 1996, that the Company and the Bank meet all capital requirements to which they are subject.

RESTRICTIONS ON RETAINED EARNINGS

The Bank is subject to certain restrictions on the amount of dividends that it may declare without prior regulatory approval. At December 31, 1996, all of the Bank's retained earnings were available for dividend declaration to its parent company without prior regulatory approval. Subsequent to year end, in conjunction with the acquisition of Prairie Security Bank (Note 19), the Bank's board of directors approved payment of a dividend ranging from $3 million to $3.3 million dividend to be paid to the Company.

NOTE 17--FAIR VALUES OF FINANCIAL INSTRUMENTS

The estimated fair values of the Company's financial instruments at December 31, 1996 were as follows (dollars in thousands):

                                                         CARRYING      FAIR
                                                          AMOUNT       VALUE
                                                        ----------   ---------
Financial Assets
  Cash and due from banks, interest bearing deposits
    with banks, and federal funds sold...............   $  22,608    $  22,608
  Securities available for sale......................       7,513        7,513
  Securities held to maturity........................       3,182        3,249
  Loans held for sale................................         726          726
  Loans receivable, net..............................     129,212      128,800
Financial Liabilities
  Deposits...........................................  $  153,434    $ 153,600
  Long-term debt.....................................       1,294        1,289

NOTE 18--OTHER OPERATING EXPENSES

Other operating expenses include the following amounts which are in excess of 1% of the total of interest income and non-interest income for the years ended December 31 (dollars in thousands):

                                                            1996       1995
                                                           ------     ------
Data processing.......................................     $  86       $ 204
Office supplies and expense...........................       208         188
State taxes...........................................       247         244
Advertising...........................................       172          98

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FIRST COMMUNITY FINANCIAL GROUP, INC. AND SUBSIDIARIES
DECEMBER 31, 1996 AND 1995

NOTE 19--SUBSEQUENT EVENTS

PRAIRIE SECURITY BANK ACQUISITION

On February 7, 1997, the Company completed the acquisition of Prairie Security Bank (PSB) in a business combination accounted for as a purchase. PSB is a state chartered bank headquartered in Yelm, Washingon with three branches and approximately $45,000,000 in total assets. The purchase price of $9,892,000 in cash and Company stock, exceeded the fair value of the net assets of PSB by $4,917,000, which will be amortized on the straight line basis over 25 years. The results of operations of PSB will be included with the results of operations of the Company from February 7, 1997. Assuming the acquisition had occurred on January 1, 1996, the Company's results of operations would have been as follows for the year ended December 31, 1996 (dollars in thousands):

Interest income.............................................    $ 19,410
Interest expense............................................       7,287
Net interest income.........................................      12,123
Net income..................................................       2,033
Earnings per common share and common equivalent share.......         .94
Earnings per common share, assuming full dilution...........         .93

TARGETED STOCK REPURCHASE

During February 1997, under a Stock Purchase Agreement between the Company and certain former directors and stockholders, the Company repurchased 122,570 shares of its stock for $2,513,000. In the Stock Purchase Agreement the Company has also agreed to repurchase 66,042 stock options for $1,453,000 on or before January 31, 1998.

BRANCH ACQUISITION

On March 3, 1997 the Bank was notified that it was a successful bidder in the sale of five Wells Fargo bank branches. This acquisition, which is expected to close early in the third quarter of the year is for approximately $45 million in deposits and includes branch facilities in Hoquiam, Montesano, Shelton, Toledo and Winlock, Washington. The Bank has agreed to resell the branch facility and accompanying deposits in Shelton to another financial institution.

                                     PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
                    PROXY 1997 ANNUAL MEETING--MAY 7, 1997

THE UNDERSIGNED HEREBY AUTHORIZES THE VOTE, AS DESIGNATED BELOW, OF ALL THE SHARES OF COMMON STOCK OF FIRST COMMUNITY FINANCIAL GROUP, INC. HELD OF RECORD BY THE UNDERSIGNED ON MARCH 31, 1997 AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD AT 7:00 PM ON MAY 7, 1997 OR ANY ADJOURNMENT OF SUCH MEETING.

1. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE FOLLOWING DIRECTORS: (PLEASE CHECK ONE BOX)

    A. PATRICK L. MARTIN             [X] FOR ALL NOMINEES

    B.  KEN F. PARSONS               [X] WITHHOLD ALL NOMINEES

    C.  MICHAEL D. EDWARDS           [X] WITHHOLD AUTHORITY TO VOTE FOR ANY
                                         INDIVIDUAL NOMINEE. WRITE NAME BELOW.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR AS RECOMMENDED BY THE BOARD OF DIRECTORS.

-------------------------------------------
        SIGNATURE OF SHAREHOLDER(S)

-------------------------------------------
        SIGNATURE OF SHAREHOLDER(S)

NOTE: SIGNATURE SHOULD AGREE WITH NAME ON LABEL AS INDICATED TO THE RIGHT.

DATED: -------------------------

[cad 215] I PLAN TO ATTEND THE MEETING IN OLYMPIA, WASHINGTON, AT 7:00 PM
  ON MAY 7, 1997

PLEASE DATE, SIGN, AND RETURN THIS PROXY. EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE RETURN THIS PROXY. THANK YOU.